Exhibit 4.1

This instrument was prepared

under the supervision of:

Dianne M. Triplett, Deputy General Counsel

Duke Energy Business Services LLC

525 South Tryon Street

Charlotte, North Carolina 28202

DUKE ENERGY FLORIDA, LLC

TO

THE BANK OF NEW YORK MELLON, TRUSTEE AND CALCULATION AGENT

SIXTY-SECOND

SUPPLEMENTAL INDENTURE

Dated as of April 1, 2024

This is a security agreement covering personal property as

well as a mortgage upon real estate and other property.

SUPPLEMENT TO INDENTURE

DATED AS OF JANUARY 1, 1944, AS SUPPLEMENTED

NOTE TO RECORDER:	Nonrecurring Intangible Taxes and Documentary Stamp Taxes have been collected by the Pinellas County Circuit Court Clerk. With respect to the Nonrecurring Intangible Taxes due, the Intangible Tax Base was calculated in compliance with Subsections (1) and (2) of Section 199.133 of the Florida Statutes and is $13,769,627.

TABLE OF CONTENTS*

Page

RECITALS	2

Granting Language	5

ARTICLE I

THE NEW SERIES BONDS	7

A. CREATION OF FIRST MORTGAGE BONDS, FLOATING RATE SERIES DUE 2074	7

B. FORM OF THE NEW SERIES BONDS	17

C. INTEREST ON THE NEW SERIES BONDS	32

ARTICLE II

ADDITIONAL COVENANTS	33

ARTICLE III

CALCULATION AGENT	33

ARTICLE IV

SUNDRY PROVISIONS	37

EXHIBIT:

Exhibit A—Recording Information	A-1

*	The headings listed in this Table of Contents are for convenience only and should not be included for substantive purposes as part of this Supplemental Indenture.

i

RECITALS

SUPPLEMENTAL INDENTURE, dated as of the 1st day of April 2024, made and entered into by and between DUKE ENERGY FLORIDA, LLC, a limited liability company of the State of Florida (hereinafter sometimes called the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON (formerly known of record as The Bank of New York), a New York banking corporation, whose post office address is 240 Greenwich Street, New York, New York 10286, as successor trustee (hereinafter sometimes called the “Trustee”) and calculation agent (hereinafter sometimes called the “Calculation Agent”), party of the second part.

WHEREAS, the Company has heretofore executed and delivered an indenture of mortgage and deed of trust, titled the Indenture, dated as of January 1, 1944, and the same has been recorded in the public records and on the dates listed on Exhibit A hereto, and for the purpose of preventing the extinguishment of said Indenture under Chapter 712, Florida Statutes, the above-referred-to Indenture applicable to each county in which this instrument is recorded is hereby incorporated herein and made a part hereof by this reference thereto (said Indenture is hereinafter referred to as the “Original Indenture” and with the below-mentioned sixty-one Supplemental Indentures and this Supplemental Indenture and all other indentures, if any, supplemental to the Original Indenture collectively referred to as the “Indenture”), in and by which the Company conveyed and mortgaged to the Trustee certain property therein described to secure the payment of all bonds of the Company to be issued thereunder in one or more series; and

WHEREAS, pursuant to and under the terms of the Original Indenture, the Company issued $16,500,000 First Mortgage Bonds, 3 3/8% Series due 1974; and

WHEREAS, subsequent to the date of the execution and delivery of the Original Indenture, the Company has from time to time executed and delivered sixty-one indentures supplemental to the Original Indenture (together with this Supplemental Indenture, collectively, the “Supplemental Indentures”), providing for the creation of additional series of bonds secured by the Original Indenture and/or for amendment of certain terms and provisions of the Original Indenture and of indentures supplemental thereto, such Supplemental Indentures, and the purposes thereof, being as follows:

Supplemental Indenture and Date	Providing for:
First July 1, 1946	$4,000,000 First Mortgage Bonds, 2 7/8% Series due 1974
Second November 1, 1948	$8,500,000 First Mortgage Bonds, 3 1/4% Series due 1978
Third July 1, 1951	$14,000,000 First Mortgage Bonds, 3 3/8% Series due 1981
Fourth November 1, 1952	$15,000,000 First Mortgage Bonds, 3 3/8% Series due 1982
Fifth November 1, 1953	$10,000,000 First Mortgage Bonds, 3 5/8% Series due 1983
Sixth July 1, 1954	$12,000,000 First Mortgage Bonds, 3 1/8% Series due 1984
Seventh July 1, 1956	$20,000,000 First Mortgage Bonds, 3 7/8% Series due 1986, and amendment of certain provisions of the Original Indenture
Eighth July 1, 1958	$25,000,000 First Mortgage Bonds, 4 1/8% Series due 1988, and amendment of certain provisions of the Original Indenture
Ninth October 1, 1960	$25,000,000 First Mortgage Bonds, 4 3/4% Series due 1990
Tenth May 1, 1962	$25,000,000 First Mortgage Bonds, 4 1/4% Series due 1992
Eleventh April 1, 1965	$30,000,000 First Mortgage Bonds, 4 5/8% Series due 1995
Twelfth November 1, 1965	$25,000,000 First Mortgage Bonds, 4 7/8% Series due 1995
Thirteenth August 1, 1967	$25,000,000 First Mortgage Bonds, 6 1/8% Series due 1997

Supplemental Indenture and Date	Providing for:
Fourteenth November 1, 1968	$30,000,000 First Mortgage Bonds, 7% Series due 1998
Fifteenth August 1, 1969	$35,000,000 First Mortgage Bonds, 7 7/8% Series due 1999
Sixteenth February 1, 1970	Amendment of certain provisions of the Original Indenture
Seventeenth November 1, 1970	$40,000,000 First Mortgage Bonds, 9% Series due 2000
Eighteenth October 1, 1971	$50,000,000 First Mortgage Bonds, 7 3/4% Series due 2001
Nineteenth June 1, 1972	$50,000,000 First Mortgage Bonds, 7 3/8% Series due 2002
Twentieth November 1, 1972	$50,000,000 First Mortgage Bonds, 7 1/4% Series A due 2002
Twenty-First June 1, 1973	$60,000,000 First Mortgage Bonds, 7 3/4% Series due 2003
Twenty-Second December 1, 1973	$70,000,000 First Mortgage Bonds, 8% Series A due 2003
Twenty-Third October 1, 1976	$80,000,000 First Mortgage Bonds, 8 3/4% Series due 2006
Twenty-Fourth April 1, 1979	$40,000,000 First Mortgage Bonds, 6 3/4-6 7/8% Series due 2004-2009
Twenty-Fifth April 1, 1980	$100,000,000 First Mortgage Bonds, 13 5/8% Series due 1987
Twenty-Sixth November 1, 1980	$100,000,000 First Mortgage Bonds, 13.30% Series A due 1990
Twenty-Seventh November 15, 1980	$38,000,000 First Mortgage Bonds, 10-10 1/4% Series due 2000-2010
Twenty-Eighth May 1, 1981	$50,000,000 First Mortgage Bonds, 9 1/4% Series A due 1984
Twenty-Ninth September 1, 1982	Amendment of certain provisions of the Original Indenture
Thirtieth October 1, 1982	$100,000,000 First Mortgage Bonds, 13 1/8% Series due 2012
Thirty-First November 1, 1991	$150,000,000 First Mortgage Bonds, 8 5/8% Series due 2021
Thirty-Second December 1, 1992	$150,000,000 First Mortgage Bonds, 8% Series due 2022
Thirty-Third December 1, 1992	$75,000,000 First Mortgage Bonds, 6 1/2% Series due 1999
Thirty-Fourth February 1, 1993	$80,000,000 First Mortgage Bonds, 6-7/8% Series due 2008
Thirty-Fifth March 1, 1993	$70,000,000 First Mortgage Bonds, 6-1/8% Series due 2003
Thirty-Sixth July 1, 1993	$110,000,000 First Mortgage Bonds, 6% Series due 2003
Thirty-Seventh December 1, 1993	$100,000,000 First Mortgage Bonds, 7% Series due 2023
Thirty-Eighth July 25, 1994	Appointment of First Chicago Trust Company of New York as successor Trustee and resignation of former Trustee and Co-Trustee
Thirty-Ninth July 1, 2001	$300,000,000 First Mortgage Bonds, 6.650% Series due 2011

Supplemental Indenture and Date	Providing for:
Fortieth July 1, 2002	$240,865,000 First Mortgage Bonds in three series as follows: (i) $108,550,000 Pollution Control Series 2002A Bonds due 2027; (ii) $100,115,000 Pollution Control Series 2002B Bonds due 2022; and (iii) $32,200,000 Pollution Control Series 2002C Bonds due 2018; and reservation of amendment of certain provisions of the Original Indenture
Forty-First February 1, 2003	$650,000,000 First Mortgage Bonds in two series as follows: (i) $425,000,000 4.80% Series due 2013 and (ii) $225,000,000 5.90% Series due 2033; and reservation of amendment of certain provisions of the Original Indenture
Forty-Second April 1, 2003	Amendment of certain provisions of the Original Indenture; appointment of Bank One, N.A. as successor Trustee and resignation of former Trustee; and reservation of amendment of certain provisions of the Original Indenture
Forty-Third November 1, 2003	$300,000,000 First Mortgage Bonds, 5.10% Series due 2015; and reservation of amendment of certain provisions of the Original Indenture
Forty-Fourth August 1, 2004	Amendment of certain provisions of the Original Indenture
Forty-Fifth May 1, 2005	$300,000,000 First Mortgage Bonds, 4.50% Series due 2010
Forty-Sixth September 1, 2007	$750,000,000 First Mortgage Bonds in two series as follows: (i) $250,000,000 5.80% Series due 2017 and (ii) $500,000,000 6.35% Series due 2037
Forty-Seventh December 1, 2007	Appointment of The Bank of New York Mellon as successor Trustee and resignation of former Trustee
Forty-Eighth June 1, 2008	$1,500,000,000 First Mortgage Bonds in two series as follows: (i) $500,000,000 5.65% Series due 2018 and (ii) $1,000,000,000 6.40% Series due 2038
Forty-Ninth March 1, 2010	$600,000,000 First Mortgage Bonds in two series as follows: (i) $250,000,000 4.55% Series due 2020 and (ii) $350,000,000 5.65% Series due 2040
Fiftieth August 1, 2011	$300,000,000 First Mortgage Bonds, 3.10% Series due 2021
Fifty-First November 1, 2012	$650,000,000 First Mortgage Bonds in two series as follows: (i) $250,000,000 0.65% Series due 2015 and (ii) $400,000,000 3.85% Series due 2042
Fifty-Second	Amendment of certain provisions of the Original Indenture
August 1, 2015
Fifty-Third	$600,000,000 First Mortgage Bonds, 3.40% Series due 2046
September 1, 2016
Fifty-Fourth January 1, 2017	$900,000,000 First Mortgage Bonds in two series as follows: (i) $250,000,000 1.85% Series due 2020 and (ii) $650,000,000 3.20% Series due 2027
Fifty-Fifth June 1, 2018	$1,000,000,000 First Mortgage Bonds in two series as follows: (i) $600,000,000 3.80% Series due 2028 and (ii) $400,000,000 4.20% Series due 2048
Fifty-Sixth November 1, 2019	$700,000,000 First Mortgage Bonds, 2.50% Series due 2029
Fifty-Seventh June 1, 2020	$500,000,000 First Mortgage Bonds, 1.75% Series due 2030
Fifty-Eighth November 1, 2021	$650,000,000 First Mortgage Bonds, 2.40% Series due 2031 $500,000,000 First Mortgage Bonds, 3.00% Series due 2051
Fifty-Ninth November 1, 2022	$500,000,000 First Mortgage Bonds, 5.95% Series due 2052
Sixtieth September 1, 2023	$200,000,000 First Mortgage Bonds, Floating Rate Series due 2073
Sixty-First November 1, 2023	$600,000,000 First Mortgage Bonds, 5.875% Series due 2033 $700,000,000 First Mortgage Bonds, 6.200% Series due 2053

WHEREAS, such Supplemental Indentures have each been recorded in the public records of the counties listed on Exhibit A hereto, on the dates and in the official record books and at the page numbers listed thereon; and

WHEREAS, the Company converted its form of organization effective August 1, 2015 from a Florida corporation to a Florida limited liability company named “Duke Energy Florida, LLC,” and evidence of such conversion was recorded in all counties in the State of Florida in which this Supplemental Indenture is to be recorded; and

WHEREAS, subsequent to the date of the execution and delivery of the Sixty-First Supplemental Indenture the Company has purchased, constructed or otherwise acquired certain property hereinafter referred to, and the Company desires by this Supplemental Indenture to confirm the lien of the Original Indenture on such property; and

WHEREAS, pursuant to the Forty-Seventh Supplemental Indenture, JPMorgan Chase Bank, N.A., resigned as Trustee and The Bank of New York Mellon was appointed as the successor Trustee, effective December 13, 2007; and

WHEREAS, The Bank of New York Mellon is eligible and qualified to serve as Trustee under the Indenture; and

WHEREAS, the Company desires by this Supplemental Indenture to create a new series of bonds to be designated as First Mortgage Bonds, Floating Rate Series due 2074 (the “2074 Bonds” or the “New Series Bonds”), to be issued under the Original Indenture pursuant to Section 2.01 of the Original Indenture, and also desires to deliver to the Trustee prior to or simultaneously with the authentication and delivery of the initial issue of One Hundred Seventy-Three Million Four Hundred Twenty-One Thousand Dollars ($173,421,000) aggregate principal amount of New Series Bonds pursuant to Section 4.03 or Section 4.05 of the Original Indenture the documents and instruments required by said section; and

WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under and by virtue of the Indenture, and pursuant to the resolutions of its Board of Directors (as defined in the Indenture, which definition includes any duly authorized committee of the Board of Directors, including the First Mortgage Bond Indenture Committee of the Board of Directors) has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That the Company, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued and to be issued under the Indenture, according to their tenor and effect, does hereby confirm the grant, sale, resale, conveyance, assignment, transfer, mortgage and pledge of the property described in the Original Indenture and the Supplemental Indentures (except such properties or interests therein as may have been released or sold or disposed of in whole or in part as permitted by the provisions of the Original Indenture), and hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York Mellon, as Trustee, and to its successors in the trust and to its successors and assigns, forever, all property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution of this Supplemental Indenture or which may be hereafter acquired by it, including (but not limited to) all property which it has acquired subsequent to the date of execution of the Sixty-First Supplemental Indenture and situated in the State of Florida (in all cases, except such property as is expressly excepted by the Original Indenture from the lien and operation thereof); and without in any way limiting or impairing by the enumeration of the same the scope and intent of the foregoing, all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, facilities for utilization of natural gas, street lighting systems, if any, standards and other equipment incidental thereto, telephone, radio and television systems, microwave systems, facilities for utilization of water, steam heat and hot water plants, if any, all substations, lines, service and supply systems, bridges, culverts, tracks, offices, buildings and other structures and equipment and fixtures thereof; all machinery, engines, boilers, dynamos, electric machines, regulators, meters, transformers, generators, motors, electrical and mechanical appliances, conduits, cables, pipes, fittings, valves and connections, poles (wood, metal and concrete), and transmission lines, wires, cables, conductors, insulators, tools, implements, apparatus, furniture, chattels, and choses in action; all municipal and other franchises, consents, licenses or permits; all lines for the distribution of electric current, gas, steam heat or water for any purpose including towers, poles (wood, metal and concrete), wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights-of-way and other rights in or relating to real estate or the use and occupancy of the same (except as herein or in the Original Indenture or any of the Supplemental Indentures expressly excepted); all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore, or in the Original Indenture and said Supplemental Indentures, described.

IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any property herein or in the Original Indenture or any of the Supplemental Indentures expressly excepted) shall, subject to the provisions of Section 9.01 of the Original Indenture and to the extent permitted by law, be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid mortgaged property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 9.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid mortgaged property and every part and parcel thereof.

TO HAVE AND TO HOLD THE SAME unto The Bank of New York Mellon, as Trustee, and its successors in the trust and its assigns forever, but IN TRUST NEVERTHELESS upon the terms and trusts set forth in the Indenture, for the benefit and security of those who shall hold the bonds and coupons issued and to be issued under the Indenture, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason or priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions of Sections 10.03 and 10.12 of the Original Indenture.

SUBJECT, HOWEVER, to the reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, servitudes and contracts or other instruments through which the Company acquired, and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to encumbrances of the character defined in the Original Indenture as “excepted encumbrances” in so far as the same may attach to any of the property embraced herein.

Without derogating from the security and priority presently afforded by the Indenture and by law for all of the bonds of the Company that have been, are being, and may in the future be, issued pursuant to the Indenture, for purposes of obtaining any additional benefits and security provided by Section 697.04 of the Florida Statutes, the following provisions of this paragraph shall be applicable. The Indenture also shall secure the payment of both principal and interest and premium, if any, on the bonds from time to time hereafter issued pursuant to the Indenture, according to their tenor and effect, and the performance and observance of all the provisions of the Indenture (including any indentures supplemental thereto and any modification or alteration thereof made as therein provided), whether the issuance of such bonds may be optional or mandatory, and for any purpose, within twenty (20) years from the date of this Supplemental Indenture. The total amount of indebtedness secured by the Indenture may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed the maximum principal amount of $10,000,000,000, plus interest and premium, if any, as well as any disbursements made for the payment of taxes, levies or insurance on the property encumbered by the Indenture, with interest on those disbursements, plus any increase in the principal balance as the result of negative amortization or deferred interest. For purposes of Section 697.04 of the Florida Statutes, the Original Indenture, as well as all of the indentures supplemental thereto that have been executed prior to the date of this Supplemental Indenture, are incorporated herein by this reference with the same effect as if they had been set forth in full herein.

And, upon the consideration hereinbefore set forth, the Company does hereby covenant and agree to and with the Trustee and its successors in trust under the Indenture for the benefit of those who shall hold bonds and coupons issued and to be issued under the Indenture, as follows:

ARTICLE I

THE NEW SERIES BONDS

A. CREATION OF FIRST MORTGAGE BONDS, FLOATING RATE SERIES DUE 2074

Section 1. The Company hereby creates a new series of bonds, not limited in principal amount except as provided in the Original Indenture, to be issued under and secured by the Original Indenture, to be designated by the title “First Mortgage Bonds, Floating Rate Series due 2074.” The initial issue of the 2074 Bonds shall consist of One Hundred Seventy-Three Million Four Hundred Twenty-One Thousand Dollars ($173,421,000) principal amount thereof. Subject to the terms of the Indenture, the principal amount of the 2074 Bonds is unlimited. The Company may, at its option in the future, issue additional 2074 Bonds.

The 2074 Bonds shall be issued only as registered bonds without coupons in the minimum denominations of One Thousand Dollars ($1,000) and integral multiples thereof.

Section 2. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)            the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)            the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)            the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for United States dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)            the spread adjustment, or method for calculating or determining such spread adjustment (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for United States dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the 2074 Bonds.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the 2074 Bonds, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)            a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.

“Calculation Agent” means The Bank of New York Mellon, or its successor appointed by the Company, acting as calculation agent.

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value two United States Government Securities Business Days before the initial issue date;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or, in the final Interest Period, relating to the Stated Maturity or, in the case of a redemption or repayment of the 2074 Bonds, relating to the redemption date or Repayment Date, as the case may be); and

“dc” is the number of calendar days in the relevant Observation Period.

“Designee” means an independent financial advisor or any other designee of the Company.

“Interest Payment Dates” means the 15th day of January, April, July and October of each year, commencing July 15, 2024.

“Interest Payment Determination Date” means the date that is two United States Government Securities Business Days before each Interest Payment Date (or, in the final Interest Period, before the Stated Maturity or, in the case of a redemption of the 2074 Bonds, before the applicable redemption date, as the case may be).

“Interest Period” means (i) the period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) to, but excluding, the next succeeding Interest Payment Date, (ii) in the case of the last such period, the period from and including the Interest Payment Date immediately preceding the Stated Maturity to, but excluding, the Stated Maturity or (iii) in the event of any redemption or repayment of any 2074 Bonds, from and including the Interest Payment Date immediately preceding the applicable redemption date or Repayment Date, as the case may be, to but excluding such redemption date or Repayment Date, as the case may be.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Margin” has the meaning set forth in Subsection A.3 hereof.

“New Maturity Date” has the meaning set forth in Subsection A.4 hereof.

“Observation Period” means in respect of each Interest Period, the period from, and including, the date that is two United States Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date that is two United States Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Stated Maturity or, in the case of a redemption of the 2074 Bonds, preceding the applicable redemption date).

“Original Issue Date” means April 5, 2024.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on (i) the business day immediately preceding such Interest Payment Date so long as all of the 2074 Bonds remain in book-entry only form or (ii) the tenth calendar day immediately preceding such Interest Payment Date if any of the 2074 Bonds do not remain in book-entry only form.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Repayment Date” has the meaning set forth in Subsection A.4 hereof.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator's Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator's Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Index” means, with respect to any United States Government Securities Business Day:

(1)            the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York City time) on such United States Government Securities Business Day (the "SOFR Index Determination Time"); provided that:

(2)            if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 104(b) hereof; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 104(c) hereof.

“Stated Maturity” means April 15, 2074 , subject to the right of the Company to shorten the Stated Maturity upon a Tax Event, as provided in Subsection A.4 hereof, in which case the Stated Maturity shall mean the New Maturity Date.

“Tax Event” has the meaning set forth in Subsection A.4 hereof.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Section 3. (a) The 2074 Bonds shall be issued in registered form without coupons and shall be issued initially in the form of one or more Global Bonds (each such Global Bond, a “2074 Global Bond”) to or on behalf of The Depository Trust Company (“DTC”), as depositary therefor (in such capacity, the “Depositary”), and registered in the name of such Depositary or its nominee. Any 2074 Bonds to be issued or transferred to, or to be held by or on behalf of DTC as such Depositary or such nominee (or any successor of such nominee) for such purpose shall bear the depositary legends in substantially the form set forth at the top of the form of the 2074 Bonds in Section B of this Article I, unless otherwise agreed by the Company, and in the case of a successor Depositary, such legend or legends as such Depositary and/or the Company shall require and to which each shall agree, in each case such agreement to be confirmed in writing to the Trustee. Principal of, and interest on, the 2074 Bonds and the 2074 Bonds Redemption Price (as defined below), if applicable, will be payable, the transfer of the 2074 Bonds will be registrable and the 2074 Bonds will be exchangeable for the 2074 Bonds bearing identical terms and provisions, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holders thereof at their registered address; and further provided, however, that with respect to a 2074 Global Bond, the Company may make payments of principal of, and interest on, the 2074 Global Bond and the 2074 Bonds Redemption Price, if applicable, and interest on such 2074 Global Bond pursuant to and in accordance with such arrangements as are agreed upon by the Company and the Depositary for such 2074 Global Bond. The 2074 Bonds shall have the terms set forth in the form of the New Series Bond set forth in Section C of this Article I.

(b)            Notwithstanding any other provision of this Subsection A.3 of this Article I or of Section 2.03 of the Original Indenture, except as contemplated by the provisions of paragraph (c) below, a 2074 Global Bond may be transferred, in whole but not in part and in the manner provided in Section 2.03 of the Original Indenture, only to a nominee of the Depositary for such 2074 Global Bond, or to the Depositary, or to a successor Depositary for such 2074 Global Bond selected or approved by the Company, or to a nominee of such successor Depositary.

(c)            (1) If at any time the Depositary for a 2074 Global Bond notifies the Company that it is unwilling or unable to continue as the Depositary for such 2074 Global Bond or if at any time the Depositary for a 2074 Global Bond ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary, the Company shall appoint a successor Depositary with respect to such 2074 Global Bond. If a successor Depositary for such 2074 Global Bond is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such cessation, the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of 2074 Bonds in the form of definitive certificates in exchange for such 2074 Global Bond, will authenticate and deliver, without service charge, 2074 Bonds in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of the 2074 Global Bond in exchange for such 2074 Global Bond. Such 2074 Bonds will be issued to and registered in the name of such person or persons as are specified by the Depositary.

(2)            The Company may at any time and in its sole discretion (subject to the procedures of the Depositary) determine that any 2074 Bonds issued or issuable in the form of one or more 2074 Global Bonds shall no longer be represented by such 2074 Global Bond or Bonds. In any such event the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of 2074 Bonds in the form of definitive certificates in exchange in whole or in part for such 2074 Global Bond or Bonds, will authenticate and deliver, without service charge, to each person specified by the Depositary, 2074 Bonds in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of such 2074 Global Bond or the aggregate principal amount of such 2074 Global Bonds in exchange for such 2074 Global Bond or Bonds.

(3)            If at any time a completed default has occurred and is continuing with respect to the 2074 Bonds and beneficial owners of a majority in aggregate principal amount of the 2074 Bonds represented by 2074 Global Bonds advise the Depositary to cease acting as the Depositary, the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of 2074 Bonds in the form of definitive certificates in exchange for such 2074 Global Bond, will authenticate and deliver, without service charge, 2074 Bonds in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of the 2074 Global Bond in exchange for such 2074 Global Bond. Such 2074 Bonds will be issued to and registered in the name of such person or persons as are specified by the Depositary.

(4)            In any exchange provided for in any of the preceding three subparagraphs, the Company shall execute and the Trustee shall authenticate and deliver 2074 Bonds in the form of definitive certificates in authorized denominations. Upon the exchange of the entire principal amount of a 2074 Global Bond for 2074 Bonds in the form of definitive certificates, such 2074 Global Bond shall be canceled by the Trustee. Except as provided in the immediately preceding subparagraph, 2074 Bonds issued in exchange for a 2074 Global Bond pursuant to Subsection A.3 of this Article I shall be registered in such names and in such authorized denominations as the Depositary for such 2074 Global Bond, acting pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Provided that the Company and the Trustee have so agreed, the Trustee shall deliver such 2074 Bonds to the persons in whose names the 2074 Bonds are so to be registered.

(5)            Any endorsement of a 2074 Global Bond to reflect the principal amount thereof, or any increase or decrease in such principal amount, shall be made in such manner and by such person or persons as shall be specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such 2074 Global Bond or in the Company order delivered or to be delivered pursuant to Section 4.07 of the Original Indenture with respect thereto. Subject to the provisions of Section 4.07 of the Original Indenture, the Trustee shall deliver and redeliver any such 2074 Global Bond in the manner and upon instructions given by the person or persons specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such 2074 Global Bond or in any applicable Company order. If a Company order pursuant to Section 4.07 of the Original Indenture is so delivered, any instructions by the Company with respect to such 2074 Global Bond contained therein shall be in writing but need not be accompanied by or contained in an officers’ certificate and need not be accompanied by an opinion of counsel.

(6)            The Depositary or, if there be one, its nominee, shall be the holder of a 2074 Global Bond for all purposes under the Indenture and the 2074 Bonds and beneficial owners with respect to such 2074 Global Bond shall hold their interests pursuant to applicable procedures of such Depositary. The Company, the Trustee and any bond registrar shall be entitled to deal with such Depositary for all purposes of the Indenture relating to such 2074 Global Bond (including the payment of principal, the 2074 Bonds Redemption Price, if applicable, and interest and the giving of instructions or directions by or to the beneficial owners of such 2074 Global Bond as the sole holder of such 2074 Global Bond and shall have no obligations to the beneficial owners thereof (including any direct or indirect participants in such Depositary)). None of the Company, the Trustee, any paying agent or bond registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a beneficial owner in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such 2074 Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 4. (a)      April 5, 2024, shall be the date of the beginning of the first interest period for the 2074 Bonds. The first Interest Payment Date shall be July 15, 2024. The 2074 Bonds shall be dated as provided in Section 2.01 of the Original Indenture. The 2074 Bonds shall be payable on April 15, 2074 in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and shall bear interest, payable in like coin or currency, for each quarterly Interest Period at an annual rate equal to Compounded SOFR, determined as described below, minus 0.35% (negative 0.35%, the “Margin”) to the person(s) in whose name(s) the 2074 Bonds are registered at the close of business on the Regular Record Date for the applicable Interest Payment Date, in each case, subject to certain exceptions provided in this Supplemental Indenture and the Indenture, until the Stated Maturity, according to the terms of the bonds or on prior redemption or repayment or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Indenture from such date of maturity until they shall be paid or payment thereof shall have been duly provided for.

On each Interest Payment Determination Date relating to the applicable Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the 2074 Bonds by multiplying (i) the outstanding principal amount of the 2074 Bonds by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on the 2074 Bonds be less than zero. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Interest Period has been determined.

Notwithstanding anything to the contrary in any transaction documents relating to the 2074 Bonds, if the Company (or its Designee) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the Company shall promptly notify the Calculation Agent and the benchmark replacement provisions set forth in Subsection A.4.c hereof will thereafter apply to all determinations of the rate of interest payable on the 2074 Bonds.

For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on the 2074 Bonds will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or in certain circumstances described herein, by the Company (or its Designee), will be final and binding on the Company, the Trustee and the holders of the 2074 Bonds.

Principal of, and interest on, the 2074 Bonds and the Redemption Price, Special Redemption Price or Repayment Price, if applicable, shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed by the Company or its affiliate to the person entitled thereto at his registered address. If a due date for the payment of interest, principal or the Redemption Price, Special Redemption Price or Repayment Price, if applicable, falls on a day that is not a business day, then the payment will be made on the next succeeding business day, unless that business day is in the next succeeding calendar month, in which case (other than in the case of the payment of principal or the Redemption Price) the payment of interest, Special Redemption Price or Repayment Price, if applicable, will be made on the immediately preceding business day. If a payment of interest, principal or the Redemption Price, Special Redemption Price or Repayment Price, if applicable, is made on the next succeeding business day, no interest will accrue on the amounts payable for the period from and after the original due date and until the next business day. The term “business day” means any day other than a Saturday or Sunday or day on which banking institutions or trust companies in The City of New York are generally authorized or required by law or executive order to remain closed.

(b)            SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator's Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for· such day “i” shall be SOFR published in respect of the first preceding United States Government Securities Business Day for which SOFR was published on the SOFR Administrator's Website.

(c)            Effect of Benchmark Transition Event.

(i)            Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the 2074 Bonds in respect of such determination on such date and all determinations on all subsequent dates.

(ii)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii)            Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this Subsection A.4,including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company's (or its Designee's) sole discretion, and, notwithstanding anything to the contrary in any documentation relating to the 2074 Bonds, shall become effective without consent from the holders of the 2074 Bonds or any other party. For the avoidance of doubt, neither the Trustee nor the Calculation Agent will have any obligation (w) to monitor, determine or verify the unavailability or cessation of SOFR, the SOFR Index or any applicable Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (x) to select, determine or designate any alternative method, Benchmark Replacement or alternative index, or other successor or replacement alternative index, or whether any conditions to the designation of such a rate or index have been satisfied, (y) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (z) to determine whether or what Benchmark Replacement Conforming Changes with respect to such alternative method, Benchmark Replacement or alternative index are necessary or advisable, if any, in connection with any of the foregoing.

(d)            Redemption at the Company’s Option. On or after April 15, 2054, the Company may redeem the 2074 Bonds at the Company’s option, in whole or in part, at any time and from time to time, at the following redemption prices (in each case expressed as a percentage of the principal amount), if redeemed during the twelve-month periods beginning on April 15 as set forth below:

Twelve-month period beginning on	Redemption price
April 15, 2054	105.00%
April 15, 2055	104.50%
April 15, 2056	104.00%
April 15, 2057	103.50%
April 15, 2058	103.00%
April 15, 2059	102.50%
April 15, 2060	102.00%
April 15, 2061	101.50%
April 15, 2062	101.00%
April 15, 2063	100.50%
April 15, 2064	100.00%

and thereafter at 100% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the redemption date.

So long as the 2074 Bonds are registered in the name of DTC, its nominee or a successor depositary, if the Company elects to redeem less than all of the 2074 Bonds, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the 2074 Bonds to be redeemed. At all other times, the Trustee shall draw by lot the particular 2074 Bonds, or portions of them, to be redeemed.

Notwithstanding the provisions of Article VIII of the Original Indenture, any notice of redemption pursuant to this Section 4(d) hereof may state that the redemption will be conditional upon the Trustee receiving sufficient funds to pay the principal, premium, if any, and interest on the 2074 Bonds to be redeemed on the redemption date and that if the Trustee does not receive such funds, the redemption notice will not apply, and the Company will not be required to redeem such 2074 Bonds. In the event of any such redemption, the Company will notify the Trustee of its election at least 15 days prior to the redemption date. The Company will provide the Trustee a reasonably detailed computation of the Redemption Price with such notice (or, if not then known, the manner of calculation, with the actual computation provided by the Company to the Trustee promptly following its computation).

Any notice of redemption pursuant to this Section 4(d) hereof shall be delivered or given not less than 10 nor more than 90 days prior to the redemption date to the holders of the 2074 Bonds to be redeemed (which, as long as the 2074 Bonds are held in the book-entry only system, will be the Depositary, its nominee or a successor depositary). If the redemption notice is given and funds deposited as required, then interest will cease to accrue from and after the redemption date on all or such portions of the 2074 Bonds so called for redemption.

(e)            Special Redemption. The 2074 Bonds shall also be redeemable, as a whole but not in part, at 125% of the principal amount of the 2074 Bonds (the “Special Redemption Price”) in the event that (i) all the outstanding common stock of the Company shall be acquired by some governmental body or instrumentality and the Company elects to redeem all of the bonds of all series, the redemption date in any such event to be not more than one hundred twenty (120) days after the date on which all said stock is so acquired, or (ii) all, or substantially all, the mortgaged and pledged property constituting bondable property which at the time shall be subject to the lien of the Indenture as a first lien shall be released from the lien of the Indenture pursuant to the provisions thereof, and available moneys in the hands of the Trustee, including any moneys deposited by the Company available for the purpose, are sufficient to redeem all the bonds of all series at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

In the event of any redemption pursuant to this Section 4(e) hereof, the Company has agreed that before any such redemption date, the Company will deposit with the Trustee a sum of money equal to the Special Redemption Price.

Any notice of redemption pursuant to this Section 4(e) hereof shall be delivered or given not less than 30 nor more than 90 days prior to the redemption date to the holders of 2074 Bonds to be redeemed (which, as long as the 2074 Bonds are held in the book-entry only system, will be the Depositary, its nominee or a successor depositary). If the redemption notice is given and funds deposited as required, then interest will cease to accrue from and after the redemption date on all or such portions of the 2074 Bonds so called for redemption. In the event of any such redemption, the Company will notify the Trustee of its election at least 45 days prior to the redemption date (or a shorter period acceptable to the Trustee). The Company will provide the Trustee a reasonably detailed computation of the Special Redemption Price with such notice (or, if not then known, the manner of calculation, with the actual computation provided by the Company to the Trustee promptly following its computation).

(f)            Repayment at Option of a Holder. The 2074 Bonds will be repayable at the option of a holder of the 2074 Bonds, in whole or in part, upon notice as described below, on the following dates (each a “Repayment Date”) and at the repayment prices (in each case expressed as a percentage of the principal amount) as set forth below:

Repayment date	Repayment price
April 15, 2025	98.00%
October 15, 2025	98.00%
April 15, 2026	98.00%
October 15, 2026	98.00%
April 15, 2027	98.00%
October 15, 2027	98.00%
April 15, 2028	98.00%
October 15, 2028	98.00%
April 15, 2029	98.00%
October 15, 2029	99.00%
April 15, 2030	99.00%
October 15, 2030	99.00%
April 15, 2031	99.00%
October 15, 2031	99.00%
April 15, 2032	99.00%
October 15, 2032	99.00%
April 15, 2033	99.00%
October 15, 2033	99.00%
April 15, 2034	99.00%
October 15, 2034	99.00%
April 15, 2035	100.00%

and on April 15 of every second year thereafter, through and including April 15, 2071, at 100% of the principal amount of the 2074 Bonds being repaid, plus, in each case, any accrued and unpaid interest on the 2074 Bonds being repaid, to but excluding the Repayment Date.

In order for a 2074 Bond to be repaid at the option of a Holder, the Trustee must receive, at least 30 but not more than 60 days before the Repayment Date,

(1)            the 2074 Bonds with the form entitled “Option to Elect Repayment”
on the reverse of the 2074 Bonds duly completed or

(2)            a facsimile transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States which must set forth:

(i)	the name of the Holder of the 2074 Bond;

(ii)	the principal amount of the 2074 Bond;

(iii)	the principal amount of the 2074 Bond to be repaid;

(iv)	the certificate number or a description of the tenor and terms of the 2074 Bond; and

(v)	a statement that the option to elect repayment is being exercised and a guarantee that the 2074 Bond to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the 2074 Bond, will be received by the Trustee not later than the fifth business day after the date of that facsimile transmission or letter.

With respect to 2074 Bonds which are issued in the form of one or more Global Securities registered in the name of the Depositary, an owner of a beneficial interest in such Global Security shall give notice to elect to have its 2074 Bonds repaid, through its Depositary participant, to the Trustee, and shall effect delivery of such 2074 Bonds by causing such participant to transfer the interest in the 2074 Bonds, on the Depositary's records, to the Trustee. The requirement for physical delivery of the 2074 Bonds in connection with a repayment of the 2074 Bonds at the option of a Holder will be deemed satisfied when the ownership rights in the 2074 Bonds are transferred by the Depositary participant on the Depositary's records and followed by a book-entry credit of the 2074 Bonds to the Trustee's Depositary account.

The repayment option may be exercised by the Holder of a 2074 Bond for less than the entire principal amount of the 2074 Bond but, in that event, the principal amount of the 2074 Bond remaining outstanding after repayment must be in an authorized denomination.

(g)            Conditional Right to Shorten Maturity. If a Tax Event occurs, the Company will have the right to shorten the Stated Maturity of the 2074 Bonds to a new date (the “New Maturity Date”), without the consent of the Holders of the 2074 Bonds,

(1)            to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the Stated Maturity, interest paid on the 2074 Bonds will be deductible for United States federal income tax purposes or

(2)            if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain the Company's interest deduction,

in each case, to the extent deductible under current law, as determined in good faith by the Board of Directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on the 2074 Bonds on the New Maturity Date will be equal to 100% of the principal amount of the 2074 Bonds plus accrued and unpaid interest, if any, on the 2074 Bonds to but excluding the New Maturity Date. If the Company elects to exercise its right to shorten the Stated Maturity of the 2074 Bonds when a Tax Event occurs, the Company will give notice to each Holder of 2074 Bonds not more than 60 days after the occurrence of the Tax Event, stating the New Maturity Date of the 2074 Bonds.

“Tax Event” means that the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:

(1)            any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;

(2)            any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "administrative or judicial action"); or

(3)            any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring on or after April 5, 2024, there is more than an insubstantial increase in the risk that interest paid by the Company on the 2074 Bonds is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

(h)            The 2074 Bonds of the several denominations are exchangeable for a like aggregate principal amount of other 2074 Bonds of other authorized denominations. Notwithstanding the provisions of Section 2.03 of the Original Indenture, for any exchange of the 2074 Bonds for other 2074 Bonds of different authorized denominations, or for any transfer of 2074 Bonds, the Company may require the payment of a sum sufficient to reimburse it for any tax or other governmental charge incident thereto only. The 2074 Bonds may be presented for transfer or exchange at the corporate trust office of the Trustee in New York, New York.

B. FORM OF THE NEW SERIES BONDS

The New Series Bonds shall be substantially in the following form, with such inclusions, omissions, and variations as the Board of Directors of the Company may determine in accordance with the provisions of the Indenture:

[FORM OF THE NEW SERIES BONDS]

[Insert applicable depositary legend or legends, which initially shall be the following:

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO DUKE ENERGY FLORIDA, LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS FIRST MORTGAGE BOND, FLOATING RATE SERIES DUE 2074 MAY, UNDER CONDITIONS PROVIDED IN THE INDENTURE, BE EXCHANGED FOR FIRST MORTGAGE BONDS, FLOATING RATE SERIES DUE 2074 IN THE FORM OF DEFINITIVE CERTIFICATES OF LIKE TENOR AND OF AN EQUAL AGGREGATE PRINCIPAL AMOUNT, IN AUTHORIZED DENOMINATIONS, REGISTERED IN THE NAMES OF SUCH PERSONS AS THE DEPOSITARY SHALL INSTRUCT THE TRUSTEE. ANY SUCH EXCHANGE SHALL BE MADE UPON RECEIPT BY THE TRUSTEE OF AN OFFICERS’ CERTIFICATE THEREFOR AND A WRITTEN INSTRUCTION FROM THE DEPOSITARY SETTING FORTH THE NAME OR NAMES IN WHICH THE TRUSTEE IS TO REGISTER SUCH FIRST MORTGAGE BONDS, FLOATING RATE SERIES DUE 2074 IN THE FORM OF DEFINITIVE CERTIFICATES.]

REGISTERED BOND	CUSIP No.

DUKE ENERGY FLORIDA, LLC

(Organized under the laws of the State of Florida)

FIRST MORTGAGE BOND,
FLOATING RATE SERIES DUE 2074

DUE APRIL 15, 2074

No.	$

DUKE ENERGY FLORIDA, LLC, a limited liability company of the State of Florida (hereinafter called the Company), for value received, hereby promises to pay to                    or registered assigns, on April 15, 2074 at the office or agency of the Company in the Borough of Manhattan, The City of New York,                    Dollars ($                  ) in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon, for each quarterly Interest Period at an annual rate equal to Compounded SOFR, determined as described below, minus 0.35% (negative 0.35%, the “Margin”), commencing July 15, 2024, to the person in whose name this bond is registered at the close of business on the Regular Record Date for the applicable interest payment date, in each case, subject to certain exceptions provided in the Mortgage hereinafter mentioned, at the annual rate equal to Compounded SOFR minus the Margin, at said office or agency in like coin or currency, from the date hereof until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Mortgage hereinafter mentioned from such date of maturity until this bond shall be paid or the payment hereof shall have been duly provided for; provided, however, that payment of interest may be made at the option of the Company by check mailed by the Company or its affiliate to the person entitled thereto at his registered address. If a due date for the payment of interest, principal, or the Redemption Price, if applicable, falls on a day that is not a business day, then the payment will be made on the next succeeding business day, unless that business day is in the next succeeding calendar month, in which case (other than in the case of the payment of principal or the Redemption Price) the payment of interest, will be made on the immediately preceding business day. If a payment of interest, principal or the Redemption Price, if applicable, is made on the next succeeding business day, no interest will accrue on the amounts payable for the period from and after the original due date and until the next business day. The term “business day” means any day other than a Saturday or Sunday or day on which banking institutions in The City of New York are required or authorized to close.

For purposes of this bond, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings:

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)            the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)            the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)            the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for United States dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)            the spread adjustment, or method for calculating or determining such spread adjustment (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for United States dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Bonds of this Series.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the Bonds of this Series, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.

“Calculation Agent” means The Bank of New York Mellon, or its successor appointed by the Company, acting as calculation agent.

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value two United States Government Securities Business Days before the initial issue date;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or, in the final Interest Period, relating to the Stated Maturity or, in the case of a redemption or repayment of the Bonds of this Series, relating to the redemption date or Repayment Date, as the case may be); and

“dc” is the number of calendar days in the relevant Observation Period.

“Designee” means an independent financial advisor or any other designee of the Company.

“Interest Payment Dates” means the 15th day of January, April, July and October of each year, commencing July 15, 2024.

“Interest Payment Determination Date” means the date that is two United States Government Securities Business Days before each Interest Payment Date (or, in the final Interest Period, before the Stated Maturity or, in the case of a redemption of the Bonds of this Series, before the applicable redemption date, as the case may be).

“Interest Period” means (i) the period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) to, but excluding, the next succeeding Interest Payment Date, (ii) in the case of the last such period, the period from and including the Interest Payment Date immediately preceding the Stated Maturity to, but excluding, the Stated Maturity or (iii) in the event of any redemption or repayment of any Bonds of this Series, from and including the Interest Payment Date immediately preceding the applicable redemption date or Repayment Date, as the case may be, to but excluding such redemption date or Repayment Date, as the case may be.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means in respect of each Interest Period, the period from, and including, the date that is two United States Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date that is two United States Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Stated Maturity or, in the case of a redemption of the Bonds of this Series, preceding the applicable redemption date).

“Original Issue Date” means April 5, 2024.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on (i) the business day immediately preceding such Interest Payment Date so long as all of the Bonds of this Series remain in book-entry only form or (ii) the tenth calendar day immediately preceding such Interest Payment Date if any of the Bonds of this Series do not remain in book-entry only form.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator's Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator's Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Index” means, with respect to any United States Government Securities Business Day:

(1)             the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York City time) on such United States Government Securities Business Day (the "SOFR Index Determination Time"); provided that:

(2)            if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 104(b) hereof; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 104(c) hereof.

“Stated Maturity” means April 15, 2074 , subject to the right of the Company to shorten the Stated Maturity upon a Tax Event, as provided on the reverse hereof, in which case the Stated Maturity shall mean the New Maturity Date.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(a)            Determination of Interest. This bond will bear interest for each quarterly Interest Period at an annual rate equal to Compounded SOFR, determined as described below, plus the Margin.

On each Interest Payment Determination Date relating to the applicable Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on this bond by multiplying (i) the outstanding principal amount of this bond by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on this bond be less than zero. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Interest Period has been determined.

Notwithstanding anything to the contrary in any transaction documents relating to the Bonds of this Series, if the Company (or its Designee) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the Company shall promptly notify the Calculation Agent and the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on this bond.

For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on this bond will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or, in certain circumstances described herein, by the Company (or its Designee), will be final and binding on the Company, the Trustee and the holders of the Bonds of this Series.

(b)            SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator's Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for· such day “i” shall be SOFR published in respect of the first preceding United States Government Securities Business Day for which SOFR was published on the SOFR Administrator's Website.

(c)            Effect of Benchmark Transition Event.

(i)            Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Bonds of this Series in respect of such determination on such date and all determinations on all subsequent dates.

(ii)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii)            Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this paragraph, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company's (or its Designee's) sole discretion, and, notwithstanding anything to the contrary in any documentation relating to the Bonds of this Series, shall become effective without consent from the holders of the Bonds of this Series or any other party. For the avoidance of doubt, neither the Trustee nor the Calculation Agent will have any obligation (w) to monitor, determine or verify the unavailability or cessation of SOFR, the SOFR Index or any applicable Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (x) to select, determine or designate any alternative method, Benchmark Replacement or alternative index, or other successor or replacement alternative index, or whether any conditions to the designation of such a rate or index have been satisfied, (y) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (z) to determine whether or what Benchmark Replacement Conforming Changes with respect to such alternative method, Benchmark Replacement or alternative index are necessary or advisable, if any, in connection with any of the foregoing.

Additional provisions of this bond are set forth on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become valid or obligatory for any purpose until The Bank of New York Mellon, or its successor as Trustee under the Mortgage, shall have signed the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, DUKE ENERGY FLORIDA, LLC has caused this bond to be signed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its company seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated: April           , 2024

DUKE ENERGY FLORIDA, LLC

By:
Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

[TEXT APPEARING ON REVERSE SIDE OF BOND]

DUKE ENERGY FLORIDA, LLC

FIRST MORTGAGE BOND
FLOATING RATE SERIES DUE 2074

DUE APRIL 15, 2074

This bond is one of an issue of bonds of the Company (herein referred to as the bonds), not limited in principal amount except as provided in the Mortgage hereinafter mentioned, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as provided in the Mortgage hereinafter mentioned, and is one of a series known as its First Mortgage Bonds, Floating Rate Series due 2074 (herein referred to as the “Bonds of this Series”), all bonds of all series issued and to be issued under and equally and ratably secured (except insofar as any sinking or analogous fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture dated as of January 1, 1944 (the “Original Indenture” and herein, together with all indentures supplemental thereto including the Sixty-Second Supplemental Indenture dated as of April 1, 2024 (the “Sixty-Second Supplemental Indenture”) between the Company and The Bank of New York Mellon, as Trustee, called the “Mortgage”), to which reference is made for the nature and extent of the security, the rights of the holders of bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Mortgage contains provisions permitting the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, the holders of not less than seventy-five per centum (75%) in principal amount of the bonds at the time outstanding of all series affected, determined and evidenced as provided in the Mortgage, on behalf of the holders of all the bonds to waive any past default under the Mortgage and its consequences except a completed default, as defined in the Mortgage, in respect of the payment of the principal of or interest on any bond or default arising from the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged and pledged property. The Mortgage also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of the bonds at the time outstanding of all series affected, determined and evidenced as provided in the Mortgage, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the express consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged and pledged property, or (iv) deprive the holder of any outstanding bond of the lien of the Mortgage on any of the mortgaged and pledged property. Any such waiver or consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond. No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

The Bonds of this Series are issuable in minimum denominations of One Thousand Dollars ($1,000) and integral multiples thereof and are exchangeable for a like aggregate principal amount of Bonds of this Series of other authorized denominations. This bond is transferable as prescribed in the Mortgage by the registered holder hereof in person, or by his duly authorized attorney, at the office or agency of the Company in said Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Sixty-Second Supplemental Indenture hereinabove referred to, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

Optional Redemption

On or after April 15, 2054, the Company may redeem the Bonds of this Series at the Company’s option, in whole or in part, at any time and from time to time, at the following redemption prices (in each case expressed as a percentage of the principal amount), if redeemed during the twelve-month periods beginning on April 15 as set forth below:

Twelve-month period beginning on	Redemption price
April 15, 2054	105.00%
April 15, 2055	104.50%
April 15, 2056	104.00%
April 15, 2057	103.50%
April 15, 2058	103.00%
April 15, 2059	102.50%
April 15, 2060	102.00%
April 15, 2061	101.50%
April 15, 2062	101.00%
April 15, 2063	100.50%
April 15, 2064	100.00%

and thereafter at 100% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the redemption date.

So long as the Bonds of this Series are registered in the name of DTC, its nominee or a successor depositary, if the Company elects to redeem less than all of the Bonds of this Series, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Bonds of this Series to be redeemed. At all other times, the Trustee shall draw by lot the particular Bonds of this Series, or portions of them, to be redeemed.

Notwithstanding the provisions of Article VIII of the Original Indenture, any notice of redemption as described under “Optional Redemption” may state that the redemption will be conditional upon the Trustee receiving sufficient funds to pay the principal, premium, if any, and interest on the Bonds of this Series to be redeemed on the redemption date and that if the Trustee does not receive such funds, the redemption notice will not apply, and the Company will not be required to redeem such Bonds of this Series. In the event of any such redemption, the Company will notify the Trustee of its election at least 15 days prior to the redemption date. The Company will provide the Trustee a reasonably detailed computation of the Redemption Price with such notice (or, if not then known, the manner of calculation, with the actual computation provided by the Company to the Trustee promptly following its computation).

Any notice of redemption as described under “Optional Redemption” shall be delivered or given not less than 10 nor more than 90 days prior to the redemption date to the holders of the Bonds of this Series to be redeemed (which, as long as the Bonds of this Series are held in the book-entry only system, will be DTC, its nominee or a successor depositary). If the redemption notice is given and funds deposited as required, then interest will cease to accrue from and after the redemption date on all or such portions of the Bonds of this Series so called for redemption.

Special Optional Redemption

The Bonds of this Series shall also be redeemable, as a whole but not in part, at 125% of the principal amount of the Bonds of this Series (the “Special Redemption Price”) in the event that (i) all the outstanding common stock of the Company shall be acquired by some governmental body or instrumentality and the Company elects to redeem all of the bonds of all series, the redemption date in any such event to be not more than one hundred twenty (120) days after the date on which all said stock is so acquired, or (ii) all, or substantially all, the mortgaged and pledged property constituting bondable property which at the time shall be subject to the lien of the Mortgage as a first lien shall be released from the lien of the Mortgage pursuant to the provisions thereof, and available moneys in the hands of the Trustee, including any moneys deposited by the Company available for the purpose, are sufficient to redeem all the bonds of all series at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

In the event of any redemption as described under “Special Optional Redemption,” the Company has agreed that before any such redemption date, the Company will deposit with the Trustee a sum of money equal to Special Redemption Price.

Any notice of redemption as described under “Special Optional Redemption” hereof shall be delivered or given not less than 30 nor more than 90 days prior to the redemption date to the holders of the Bonds of this Series to be redeemed (which, as long as the Bonds of this Series are held in the book-entry only system, will be DTC, its nominee or a successor depositary). If the redemption notice is given and funds deposited as required, then interest will cease to accrue from and after the redemption date on all or such portions of the Bonds of this Series so called for redemption. In the event of any such redemption, the Company will notify the Trustee of its election at least 45 days prior to the redemption date (or a shorter period acceptable to the Trustee). The Company will provide the Trustee a reasonably detailed computation of the Special Redemption Price with such notice (or, if not then known, the manner of calculation, with the actual computation provided by the Company to the Trustee promptly following its computation).

Repayment at Option of a Holder

The Bonds of this Series will be repayable at the option of a holder of the Bonds of this Series, in whole or in part, upon notice as described below, on the following dates (each a “Repayment Date”) and at the repayment prices (in each case expressed as a percentage of the principal amount) as set forth below:

Repayment date	Repayment price
April 15, 2025	98.00%
October 15, 2025	98.00%
April 15, 2026	98.00%
October 15, 2026	98.00%
April 15, 2027	98.00%
October 15, 2027	98.00%
April 15, 2028	98.00%
October 15, 2028	98.00%
April 15, 2029	98.00%
October 15, 2029	99.00%
April 15, 2030	99.00%
October 15, 2030	99.00%
April 15, 2031	99.00%
October 15, 2031	99.00%
April 15, 2032	99.00%
October 15, 2032	99.00%
April 15, 2033	99.00%
October 15, 2033	99.00%
April 15, 2034	99.00%
October 15, 2034	99.00%
April 15, 2035	100.00%

and on April 15 of every second year thereafter, through and including April 15, 2071, at 100% of the principal amount of the Bond of this Series being repaid, plus, in each case, any accrued and unpaid interest on the Bond of this Series being repaid, to but excluding the Repayment Date.

In order for a Bond of this Series to be repaid at the option of a Holder, the Trustee must receive, at least 30 but not more than 60 days before the Repayment Date,

(1)	the Bond of this Series with the form entitled “Option to Elect Repayment” on the reverse of the Bond of this Series duly completed or

(2)	a facsimile transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States which must set forth:

(i)	the name of the Holder of the Bond of this Series;

(ii)	the principal amount of the Bond of this Series;

(iii)	the principal amount of the Bond of this Series to be repaid;

(iv)	the certificate number or a description of the tenor and terms of the Bond of this Series; and

(v)	a statement that the option to elect repayment is being exercised and a guarantee that the Bond of this Series to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Bond of this Series, will be received by the Trustee not later than the fifth business day after the date of that facsimile transmission or letter.

With respect to Bond of this Series which are issued in the form of one or more Global Securities registered in the name of the Depositary, an owner of a beneficial interest in such Global Security shall give notice to elect to have its Bond of this Series repaid, through its Depositary participant, to the Trustee, and shall effect delivery of such Bond of this Series by causing such participant to transfer the interest in the Bond of this Series, on the Depositary's records, to the Trustee. The requirement for physical delivery of the Bond of this Series in connection with a repayment of the Bond of this Series at the option of a Holder will be deemed satisfied when the ownership rights in the Bond of this Series are transferred by the Depositary participant on the Depositary's records and followed by a book-entry credit of the Bond of this Series to the Trustee's Depositary account.

The repayment option may be exercised by the holder of a Bond of this Series for less than the entire principal amount of the Bond of this Series but, in that event, the principal amount of the Bond of this Series remaining outstanding after repayment must be in an authorized denomination.

Conditional Right to Shorten Maturity

If a Tax Event occurs, the Company will have the right to shorten the Stated Maturity of the Bonds of this Series to a new date (the “New Maturity Date”), without the consent of the Holders of the Bonds of this Series,

(1)	to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the Stated Maturity, interest paid on the Bonds of this Series will be deductible for United States federal income tax purposes or

(2)            if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain the Company's interest deduction,

in each case, to the extent deductible under current law, as determined in good faith by the Board of Directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on the Bonds of this Series on the New Maturity Date will be equal to 100% of the principal amount of the Bonds of this Series plus accrued and unpaid interest, if any, on the Bonds of this Series to but excluding the New Maturity Date. If the Company elects to exercise its right to shorten the Stated Maturity of the Bonds of this Series when a Tax Event occurs, the Company will give notice to each Holder of Bonds of this Series not more than 60 days after the occurrence of the Tax Event, stating the New Maturity Date of the Bonds of this Series.

“Tax Event” means that the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:

(1)	any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;

(2)	any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "administrative or judicial action"); or

(3)	any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring on or after April 5, 2024, there is more than an insubstantial increase in the risk that interest paid by the Company on the Bonds of this Series is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

Miscellaneous

The Mortgage provides that if the Company shall deposit with The Bank of New York Mellon or its successor as Trustee in trust for the purpose funds sufficient to pay the principal of all the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption (including any portions, constituting $1,000 or an integral multiple thereof, of fully registered bonds), and premium, if any, thereon, and all interest payable on such bonds (or portions) to the date on which they become due and payable at maturity or upon redemption or otherwise, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds (or portions) shall no longer be secured by the lien of the Mortgage.

The Mortgage provides that, upon any partial redemption of a fully registered bond, upon surrender thereof endorsed for transfer, new bonds of the same series and of authorized denominations in principal amount equal to the unredeemed portion of such fully registered bond will be delivered in exchange therefor.

The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No recourse shall be had for the payment of the principal of, the Redemption Price or the Special Redemption Price, if applicable, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Mortgage or under or upon any obligation, covenant or agreement contained in the Mortgage, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

OPTION TO ELECT REPAYMENT

With respect to the

FIRST MORTGAGE BOND

FLOATING RATE SERIES DUE 2074

DUE APRIL 15, 2074

of Duke Energy Florida, LLC (the “Company”)

If you elect to have this bond purchased by the Company pursuant to the terms of the bond,

•	check this box: ☐; and

•	state the principal amount of this bond: $

If you want to elect to have only part of this bond purchased by the Company pursuant to the terms of the bond,

•	check this box: ☐;

•	state the principal amount to be purchased (must be in denominations of $1,000 or an integral multiple of $1,000): $ ; and

•	state the principal amount (must be in denominations of $1,000 or an integral multiple of $1,000) remaining after such repurchase: $

Date:	By:

Name:	Title:

Signature Guarantee:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of registered Holder:

Name:	Social Security or other Taxpayer Identification Number, if any

Address:

C. INTEREST ON THE NEW SERIES BONDS

Interest on any New Series Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that bond (or one or more predecessor bonds) is registered at the close of business on the Regular Record Date for such interest specified in the provisions of this Supplemental Indenture. Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year composed of twelve 30-day months.

Any interest on any New Series Bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date solely by virtue of such holder having been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection A or B below:

A.            The Company may elect to make payment of any Defaulted Interest on the New Series Bonds to the persons in whose names such bonds (or their respective predecessor bonds) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner (a “Special Record Date”). The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each bond and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Subsection provided and not to be deemed part of the trust estate or trust moneys. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder of a bond of the New Series Bonds at the address as it appears in the bond register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper approved by the Company in each place of payment of the New Series Bonds, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the New Series Bonds (or their respective predecessor bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection B.

B.            The Company may make payment of any Defaulted Interest on the New Series Bonds in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each New Series Bond delivered under this Supplemental Indenture upon transfer of or in exchange for or in lieu of any other New Series Bonds shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

ARTICLE II

ADDITIONAL COVENANTS

The Company hereby covenants as follows:

Section 1. That it will, prior to or simultaneously with the initial authentication and delivery by the Trustee of the New Series Bonds under Section 4.03 or Section 4.05 of the Original Indenture, deliver to the Trustee the instruments required by said Section.

Section 2. That, so long as any of the New Series Bonds shall be outstanding, it will not declare or pay any dividends (except a dividend in its own common stock) upon its common stock, or make any other distribution (by way of purchase, or otherwise) to the holders thereof, except a payment or distribution out of net income of the Company subsequent to December 31, 1943; and that it will not permit any subsidiary of the Company to purchase any shares of common stock of the Company. The terms (i) “dividend” shall be interpreted so as to include distributions and (ii) “common stock” and “shares of common stock” shall be interpreted so as to include membership interests.

For the purpose of this Section, net income of the Company shall be determined by regarding as charges or credits to income, as the case may be, any and all charges or credits to earned surplus subsequent to December 31, 1943, representing adjustments on account of excessive or deficient accruals to income for taxes, and operating expenses shall include all proper charges for the maintenance and repairs of the property owned by the Company and appropriations out of income for the retirement or depreciation of the property used in its electric business in an amount of not less than the amount of the minimum provision for depreciation determined as provided in clause (5) of paragraph A of Section 1.05 of the Original Indenture.

ARTICLE III

CALCULATION AGENT

Section 1. Appointment. Upon the terms and subject to the conditions contained herein, the Company hereby appoints The Bank of New York Mellon as the Corporation’s calculation agent for the Bonds of this Series (the “Calculation Agent”) and The Bank of New York Mellon hereby accepts such appointment as the Company’s agent for the purpose of calculating the applicable interest rates on the Bonds of this Series in accordance with the provisions set forth herein.

Section 2. Duties and Obligations. The Calculation Agent shall: (a) calculate the applicable interest rates on the Bonds of this Series in accordance with the provisions set forth herein, and (b) exercise due care to determine the interest rates on the Bonds of this Series and shall communicate the same to the Company and the Trustee (if the Trustee is not then serving as the Calculation Agent) as soon as practicable after each determination.

The Calculation Agent will, upon the request of a holder of the Bonds of this Series, provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next interest period (as defined in Subsection A.2 of Article I).

Section 3. Terms and Conditions. The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Corporation agrees:

(a)            The Calculation Agent shall be entitled to such compensation as may be agreed upon with the Company for all services rendered by the Calculation Agent, and the Company promises to pay such compensation and to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Company shall reasonably require. The Company also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability) incurred by the Calculation Agent that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such as may result from the willful misconduct or gross negligence of the Calculation Agent or any of its agents or employees. Except as provided in the preceding sentence, the Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the opinion or advice of counsel or (ii) written instructions from the Company. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any interest rate hereunder. The provisions of this clause (a) shall survive the payment in full of the Bonds of this Series and the resignation or removal of the Calculation Agent.

(b)            In acting under this Supplemental Indenture, the Calculation Agent is acting solely as agent of the Company and does not assume any obligations to or relationship of agency or trust for or with any of the beneficial owners or holders of the Bonds of this Series.

(c)            The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Bonds of this Series or this Supplemental Indenture or any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(d)            The Calculation Agent, its officers, directors, employees and shareholders may become the owners or pledgee of, or acquire any interest in, any Bonds of this Series, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Company as freely as if it were not the Calculation Agent.

(e)            Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Company for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except in the case of its or their willful misconduct or gross negligence.

(f)            The Calculation Agent may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)            The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Supplemental Indenture against the Calculation Agent.

(h)            Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Company made or given by it under any provision of this Supplemental Indenture shall be sufficient if signed by any officer of the Company.

(i)            The Calculation Agent may perform any duties hereunder either directly or by or through its agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(j)            The Company will not, without first obtaining the prior written consent of the Calculation Agent, make any change to this Supplemental Indenture or the Bonds of this Series if such change would materially and adversely affect the Calculation Agent’s duties and obligations hereunder or thereunder.

(k)            In no event shall the Calculation Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether it has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)            In no event shall the Calculation Agent be responsible or liable for any failure or delay in the performance of its obligations under this Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(m)            The Calculation Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by the Company (or its Designee) and will have no liability for such actions taken at the direction of the Company (or its Designee).

(n)            The Calculation Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties described in this Supplement Indenture as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by this Supplement Indenture and reasonably required for the performance of such duties.

Section 4. Qualifications. The Calculation Agent shall be authorized by law to perform all the duties imposed upon it by this Supplemental Indenture, and shall at all times have a capitalization of at least $50,000,000. The Calculation Agent may not be an affiliate of the Company.

Section 5. Resignation and Removal. The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be earlier than 30 days after the receipt of such notice by the Company, unless the Company otherwise agrees in writing. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Company, as hereinafter provided, of a successor Calculation Agent. If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may, at the expense of the Company, petition a court of competent jurisdiction to appoint a successor Calculation Agent. If at any time the Calculation Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, then a successor Calculation Agent shall as soon as practicable be appointed by the Company by an instrument in writing filed with the predecessor Calculation Agent, the successor Calculation Agent and the Trustee. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Company of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

Section 6. Successors. Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor, the Company and the Trustee an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

Section 7. Trustee Deemed Calculation Agent Upon Certain Circumstances. In the event that the Calculation Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Company shall not have made a timely appointment of a successor Calculation Agent, the Trustee (if other than the Calculation Agent), notwithstanding the provisions of this Article III, shall be deemed to be the Calculation Agent for all purposes of this Supplemental Indenture until the appointment by the Company of the successor Calculation Agent.

Section 8. Merger, Conversion, Consolidation, Sale or Transfer. Any Company into which the Calculation Agent may be merged or converted, or any Company with which the Calculation Agent may be consolidated, or any Company resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party or to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its corporate trust assets or business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Supplemental Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation or sale shall forthwith be given to the Company and the Trustee (if the Trustee is not then serving as the Calculation Agent).

Section 9. Notice. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted hereby to be given or furnished to the Calculation Agent shall be delivered in person, sent by letter or fax or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within 24 hours by letter or by fax) as follows:

The Bank of New York Mellon

Attn: Duke Energy Florida Corporate Trust
4655 Salisbury Road, Suite 300
Jacksonville, Florida 32256

or to any other address of which the Calculation Agent shall have notified the Company and the Trustee (if the Trustee is not then serving as the Calculation Agent) in writing as herein provided.

Section 10. Electronic Communications. The Calculation Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Calculation Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Calculation Agent Instructions using Electronic Means and the Calculation Agent in its discretion elects to act upon such Instructions, the Calculation Agent’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Calculation Agent cannot determine the identity of the actual sender of such Instructions and that the Calculation Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Calculation Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Calculation Agent and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Calculation Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Calculation Agent’s good faith reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Calculation Agent, including without limitation the risk of the Calculation Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Calculation Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Calculation Agent as soon as reasonably practicable upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile trans-mission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Calculation Agent, or another method or system specified by the Calculation Agent as available for use in connection with its services hereunder.

Section 11. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE CALCULATION AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE BONDS OF THIS SERIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12. USA PATRIOT Act. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering and the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Calculation Agent must obtain, verify and record information that allows the Calculation Agent to identify customers (“Applicable Law”), the Calculation Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Calculation Agent. Accordingly, the Company agrees to provide to the Calculation Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Calculation Agent to comply with Applicable Law, including, but not limited to, information as to name, physical address, tax identification number and other information that will help the Calculation Agent to identify and verify such Company such as organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information. The Company understands and agrees that the Calculation Agent cannot determine the interest rates on the Bonds of this Series unless and until the Calculation Agent verifies the identities of the Company in accordance with its CIP.

Section 13. Calculation of Interest Rate for First Interest Period. The Calculation Agent, at the request of the Company, has determined, prior to the date of execution and delivery of this Supplemental Indenture, the interest rate for the initial interest period for the Bonds of this Series. In connection with such determination, the Calculation Agent shall be entitled to the same rights, protections, exculpations and immunities otherwise available to it under this Supplemental Indenture

Section 14. FATCA. The Company agrees (i) to provide the Trustee with such reasonable tax information as it has in its possession to enable the Trustee to determine whether any payments pursuant to this Supplemental Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA”) and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Supplemental Indenture to the extent necessary to comply with FATCA.

ARTICLE IV

SUNDRY PROVISIONS

Section 1. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof and all of the provisions contained in the Original Indenture in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full. The Trustee agrees to accept and act upon instructions or directions pursuant to this Supplemental Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Company shall provide to the Trustee an incumbency certificate listing designated persons authorized to provide such instructions, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions pursuant to this Supplemental Indenture (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling in the absence of manifest error. Subject to Sections 14.02 and 14.03 of the Indenture, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding whether such instructions conflict or are inconsistent with a subsequent written instruction. Subject to Sections 14.02 and 14.03 of the Indenture, the Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee pursuant to this Supplemental Indenture, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all of said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 3. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or of the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

Section 4. Although this Supplemental Indenture is dated for convenience and for purposes of reference as of April 1, 2024, the actual dates of execution by the Company and by the Trustee are as indicated by the respective acknowledgments hereto annexed.

Section 5. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any officers’ certificate, opinion of counsel, Trustee’s certificate, bond, certificate of authentication appearing on or attached to any bond, or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 2.02 or elsewhere in the Indenture to the execution, attestation or authentication of any bond or any certificate of authentication appearing on or attached to any bond by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 2.02 or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Bonds of this Series.

[signature page follows]

IN WITNESS WHEREOF, DUKE ENERGY FLORIDA, LLC has caused this Supplemental Indenture to be signed in its name and behalf by its Assistant Treasurer, and its company seal to be hereunto affixed and attested by its Assistant Secretary, and THE BANK OF NEW YORK MELLON has caused this Supplemental Indenture to be signed and sealed in its name and behalf by a Vice President, and its company seal to be attested by a Vice President, all as of the day and year first above written.

DUKE ENERGY FLORIDA, LLC

	By:	/s/ Chris R. Bauer
Chris R. Bauer, Assistant Treasurer 299 First Avenue North St. Petersburg, Florida 33701

[SEAL]

Attest:

/s/ Robert T. Lucas III
Robert T. Lucas III, Assistant Secretary
299 First Avenue North
St. Petersburg, Florida 33701

Signed, sealed and delivered by said
DUKE ENERGY FLORIDA, LLC

in the presence of:

/s/ Carol Melendez
Carol Melendez

/s/ Jenny Pattana
Jenny Pattana

[Company’s Signature Page of Sixty-Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee and Calculation Agent

	By:	/s/ Stacey B. Poindexter
Stacey B. Poindexter
Vice President

[SEAL]

Attest:

/s/ Michael Commisso
Michael Commisso
Vice President

Signed, sealed and delivered by said
THE BANK OF NEW YORK MELLON

in the presence of:

/s/ Glenn G. McKeever
Glenn G. McKeever

/s/ Melissa Matthews
Melissa Matthews

[Trustee’s Signature Page of Sixty-Second Supplemental Indenture]

STATE OF NORTH CAROLINA      )

SS:

COUNTY OF MECKLENBURG      )

Before me, the undersigned, a notary public in and for the State and County aforesaid, an officer duly authorized to take acknowledgments of deeds and other instruments, personally appeared Chris R. Bauer, Assistant Treasurer of DUKE ENERGY FLORIDA, LLC, a limited liability company, the limited liability company party of the first part in and to the above written instrument, and also personally appeared before me Robert T. Lucas III, Assistant Secretary of the said limited liability company; such persons being severally personally known to me, who did take an oath and are known by me to be the same individuals who as such Assistant Treasurer and as such Assistant Secretary executed the above written instrument on behalf of said limited liability company; and he, the said Assistant Treasurer, acknowledged that as such Assistant Treasurer, he subscribed the said company name to said instrument on behalf and by authority of said limited liability company, and he, the said Assistant Secretary, acknowledged that he affixed the seal of said limited liability company to said instrument and attested the same by subscribing his name as Assistant Secretary of said limited liability company, by authority and on behalf of said limited liability company, and each of the two persons above named acknowledged that, being informed of the contents of said instrument, they, as such Assistant Treasurer and Assistant Secretary, delivered said instrument by authority and on behalf of said limited liability company and that all such acts were done freely and voluntarily and for the uses and purposes in said instrument set forth and that such instrument is the free act and deed of said limited liability company; and each of said persons further acknowledged and declared that he/she knows the seal of said limited liability company, and that the seal affixed to said instrument is the company seal of the limited liability company aforesaid.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 4th day of April, 2024 at Charlotte in the State and County aforesaid.

/s/ Jenny Pattana

Jenny Pattana
My commission expires: June 8, 2025
NOTARY PUBLIC - MECKLENBURG COUNTY, NC

[NOTARIAL SEAL]

STATE OF NEW YORK            )

SS:

COUNTY OF NEW YORK      )

Before me, the undersigned, a notary public in and for the State of New York, an officer duly authorized to take acknowledgments of deeds and other instruments, personally appeared Stacey B. Poindexter, Vice President (the “Executing Vice President”) of THE BANK OF NEW YORK MELLON, a New York banking corporation, the corporate party of the second part in and to the above written instrument, and also personally appeared before me, Michael Commisso, Vice President (the “Attesting Vice President”) of the said corporation; said persons being severally personally known to me, who did take an oath and are known by me to be the same individuals who as such Executing Vice President and as such Attesting Vice President executed the above written instrument on behalf of said corporation; and she, the said Executing Vice President, acknowledged that as such Executing Vice President she subscribed the said corporate name to said instrument and affixed the seal of said corporation to said instrument on behalf and by authority of said corporation, and he, the said Attesting Vice President, acknowledged that he attested the same by subscribing his name as Vice President of said corporation, by authority and on behalf of said corporation, and each of the two persons above named acknowledged that, being informed of the contents of said instrument, they, as such Executing Vice President and Attesting Vice President, delivered said instrument by authority and on behalf of said corporation and that all such acts were done freely and voluntarily and for the uses and purposes in said instrument set forth and that such instrument is the free act and deed of said corporation, and each of said persons further acknowledged and declared that he knows the seal of said corporation, and that the seal affixed to said instrument is the corporate seal of the Company aforesaid.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 3rd day of April, 2024, in the State and County aforesaid.

/s/ Alexander Titus Tonge
Alexander Titus Tonge
Notary Public, State of New York
No. 01T06278785
Qualified in Kings County
My Commission Expires March 25, 2025

[NOTARIAL SEAL]

EXHIBIT A

Recording Information

ORIGINAL INDENTURE dated January 1, 1944

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	02/25/44	121	172
Bay	10/20/47	59	18
Brevard	10/30/91	3157	3297
Citrus	02/25/44	18	1
Columbia	02/25/44	42	175
Dixie	02/25/44	3	127
Flagler	10/30/91	456	288
Franklin	02/25/44	0	83
Gadsden	02/26/44	A-6	175
Gilchrist	02/25/44	5	60
Gulf	02/26/44	6	193
Hamilton	02/25/44	42	69
Hardee	02/25/44	23	1
Hernando	02/25/44	90	1
Highlands	02/25/44	48	357
Hillsborough	02/25/44	662	105
Jackson	02/26/44	370	1
Jefferson	07/02/51	25	1
Lafayette	02/25/44	22	465
Lake	02/25/44	93	1
Leon	02/25/44	41	1
Levy	02/25/44	3	160
Liberty	02/25/44	“H”	116
Madison	07/02/51	61	86
Marion	02/25/44	103	1
Orange	02/25/44	297	375
Osceola	02/25/44	20	1
Pasco	02/25/44	39	449
Pinellas	02/26/44	566	1
Polk	02/25/44	666	305
Seminole	02/25/44	65	147
Sumter	02/25/44	25	1
Suwanee	02/25/44	58	425
Taylor	07/03/51	36	1
Volusia	02/25/44	135	156
Wakulla	02/25/44	14	1

STATE OF GEORGIA

County	Date of Recordation	Book	Page
Cook	02/25/44	24	1
Echols	02/25/44	A-1	300
Lowndes	02/25/44	5-0	1

SUPPLEMENTAL INDENTURE (First) dated July 1, 1946

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	11/12/46	166	1
Bay	10/20/47	59	1
Brevard	10/30/91	3157	3590
Citrus	11/12/46	17	362
Columbia	11/12/46	49	283
Dixie	11/14/46	3	357
Flagler	10/30/91	456	579
Franklin	11/13/46	“P”	80
Gadsden	11/13/46	A-9	148
Gilchrist	11/14/46	7	120
Gulf	11/13/46	10	313
Hamilton	11/12/46	40	371
Hardee	11/12/46	24	575
Hernando	11/14/46	99	201
Highlands	11/12/46	55	303
Hillsborough	11/06/46	95	375
Jackson	11/13/46	399	1
Jefferson	07/02/51	25	287
Lafayette	11/14/46	23	156
Lake	11/13/46	107	209
Leon	11/13/46	55	481
Levy	11/14/46	4	133
Liberty	11/13/46	“H”	420
Madison	07/02/51	61	373
Marion	11/12/46	110	1
Orange	11/12/46	338	379
Osceola	11/12/46	20	164
Pasco	11/14/46	44	169
Pinellas	11/06/46	632	161
Polk	11/12/46	744	511
Seminole	11/13/46	74	431
Sumter	11/13/46	25	467
Suwanee	11/12/46	63	316
Taylor	07/03/51	36	145
Volusia	11/13/46	158	203
Wakulla	11/13/36	14	299

SUPPLEMENTAL INDENTURE (Second) dated November 1, 1948

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	01/08/49	196	287
Bay	01/10/49	64	395
Brevard	10/30/91	3157	3607
Citrus	01/13/49	18	414
Columbia	01/08/49	55	493
Dixie	01/10/49	4	201
Flagler	10/30/91	456	601
Franklin	01/10/49	“Q”	1
Gadsden	01/10/49	A-13	157
Gilchrist	01/08/49	6	274
Gulf	01/10/49	13	74
Hamilton	01/10/49	44	1
Hardee	01/08/49	28	110
Hernando	01/08/49	109	448
Highlands	01/08/49	61	398
Hillsborough	01/13/49	810	452
Jackson	01/10/49	400	563
Jefferson	07/02/51	25	320
Lafayette	01/10/49	25	210
Lake	01/08/49	119	555
Leon	01/10/49	82	303
Levy	01/08/49	5	242
Liberty	01/08/49	“H”	587
Madison	07/02/51	61	407
Marion	01/11/49	122	172
Orange	01/08/49	388	604
Osceola	01/08/49	25	104
Pasco	01/08/49	47	549
Pinellas	01/05/49	716	11
Polk	01/07/49	807	411
Seminole	01/06/49	84	389
Sumter	01/08/49	28	41
Suwanee	01/08/49	69	150
Taylor	07/03/51	36	162
Volusia	01/06/49	192	167
Wakulla	01/10/49	16	1

SUPPLEMENTAL INDENTURE (Third) dated July 1, 1951

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	08/02/51	234	340
Bay	08/03/51	93	155
Brevard	10/30/91	3157	3630
Citrus	07/30/51	20	251
Columbia	08/02/51	66	503
Dixie	08/02/51	5	271
Flagler	10/30/91	456	624
Franklin	08/03/51	“Q”	522
Gadsden	08/03/51	A-19	271
Gilchrist	08/02/51	7	422
Gulf	08/03/51	16	59
Hamilton	08/03/51	51	347
Hardee	08/02/51	32	1
Hernando	08/02/51	118	537
Highlands	08/02/51	69	344
Hillsborough	08/02/51	927	174
Jefferson	08/03/51	25	359
Lafayette	08/03/51	27	305
Lake	07/31/51	139	323
Leon	08/02/51	113	465
Levy	08/02/51	7	211
Liberty	07/25/51	1	232
Madison	08/07/51	62	1
Marion	08/02/51	142	143
Orange	08/07/51	460	60
Osceola	08/02/51	31	385
Pasco	08/10/51	56	1
Pinellas	08/02/51	847	301
Polk	08/01/51	899	539
Seminole	08/07/51	100	403
Sumter	08/02/51	32	345
Suwanee	08/02/51	76	413
Taylor	08/07/51	36	182
Volusia	08/07/51	245	393
Wakulla	08/03/51	17	259

STATE OF GEORGIA

County	Date of Recordation	Book	Page
Cook	08/08/51	35	566
Echols	08/02/51	A-3	521
Lowndes	08/04/51	7-E	188

FOURTH SUPPLEMENTAL INDENTURE November 1, 1952

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/31/52	256	288
Bay	01/01/53	104	571
Brevard	10/30/91	3157	3663
Citrus	12/31/52	22	321
Columbia	12/31/52	72	521
Dixie	12/31/52	6	135
Flagler	10/31/91	456	657
Franklin	12/31/52	R	477
Gadsden	12/31/52	A-22	511
Gilchrist	12/31/52	9	124
Gulf	01/02/53	17	7
Hamilton	12/31/52	54	293
Hardee	12/31/52	33	433
Hernando	12/31/52	125	361
Highlands	01/02/53	74	131
Hillsborough	12/29/52	993	545
Jefferson	12/31/52	27	1
Lafayette	12/31/52	28	445
Lake	01/02/53	150	343
Leon	12/31/52	130	1
Levy	12/31/52	8	362
Liberty	01/09/53	1	462
Madison	01/02/53	65	134
Marion	01/02/53	153	434
Orange	12/31/52	505	358
Osceola	12/31/52	36	145
Pasco	01/02/53	61	563
Pinellas	12/29/52	926	561
Polk	01/12/53	974	177
Seminole	01/02/53	111	41
Sumter	12/31/52	35	441
Suwanee	01/02/53	82	27
Taylor	12/31/52	37	325
Volusia	01/10/53	278	107
Wakulla	01/02/53	18	383

STATE OF GEORGIA

County	Date of Recordation	Book	Page
Cook	01/01/53	39	95
Echols	01/01/53	A-4	110
Lowndes	12/31/52	7-0	540

FIFTH SUPPLEMENTAL INDENTURE November 1, 1953

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/29/53	271	24
Bay	01/01/54	115	505
Brevard	10/30/91	3157	3690
Citrus	12/28/53	2	73
Columbia	12/28/53	7	3
Dixie	12/23/53	6	466
Flagler	10/30/91	456	684
Franklin	12/28/53	1	447
Gadsden	12/24/53	A-26	251
Gilchrist	12/23/53	9	317
Gulf	12/28/53	11	229
Hamilton	12/28/53	58	220
Hardee	12/23/53	35	518
Hernando	12/23/53	130	409
Highlands	12/29/53	78	1
Hillsborough	01/04/54	1050	229
Jefferson	12/29/53	28	91
Lafayette	12/24/53	30	16
Lake	12/23/53	160	189
Leon	12/23/53	144	268
Levy	12/23/53	9	368
Liberty	01/06/54	J	40
Madison	12/26/53	67	381
Marion	12/28/53	168	179
Orange	12/24/53	541	253
Osceola	12/24/53	39	42
Pasco	12/23/53	67	1
Pinellas	12/22/53	988	333
Polk	01/05/54	1021	473
Seminole	12/29/53	118	535
Sumter	12/28/53	37	466
Suwanee	12/28/53	85	346
Taylor	12/24/53	43	225
Volusia	12/24/53	303	454
Wakulla	12/30/53	19	380

STATE OF GEORGIA

County	Date of Recordation	Book	Page
Cook	01/15/54	39	437
Echols	01/15/54	A-4	418
Lowndes	12/29/53	7-X	235

SIXTH SUPPLEMENTAL INDENTURE dated July 1, 1954

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	11/19/54	286	129
Bay	11/22/54	125	502
Brevard	10/30/91	3157	3719
Citrus	11/19/54	9	525
Columbia	11/20/54	17	479
Dixie	11/19/54	7	299
Flagler	10/30/91	456	713
Franklin	11/19/54	5	465
Gadsden	11/20/54	A-29	411
Gilchrist	11/19/54	9	530
Gulf	11/22/54	19	284
Hamilton	11/22/54	59	425
Hardee	11/19/54	37	307
Hernando	11/19/54	7	335
Highlands	11/19/54	82	403
Hillsborough	11/26/54	1116	164
Jefferson	11/19/54	29	17
Lafayette	11/19/54	31	138
Lake	11/19/54	170	225
Leon	11/19/54	159	209
Levy	11/19/54	10	523
Liberty	11/30/54	“J”	215
Madison	11/20/54	69	483
Marion	11/20/54	181	573
Orange	11/23/54	578	123
Osceola	11/20/54	42	216
Pasco	11/22/54	15	568
Pinellas	11/18/54	1046	507
Polk	11/23/54	1068	22
Seminole	11/19/54	28	374
Sumter	11/30/54	40	81
Suwanee	11/23/54	89	1
Taylor	11/20/54	45	377
Volusia	11/23/54	327	538
Wakulla	11/19/54	20	445

STATE OF GEORGIA

County	Date of Recordation	Book	Page
Cook	11/20/54	55	385
Echols	11/20/54	5	86
Lowndes	11/20/54	3	387

SEVENTH SUPPLEMENTAL INDENTURE dated July 1, 1956

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	07/27/56	320	309
Bay	07/27/56	145	395
Brevard	10/30/91	3157	3746
Citrus	07/25/56	28	403
Columbia	07/26/56	38	279
Dixie	07/30/56	9	1
Flagler	10/30/91	456	740
Franklin	07/27/56	16	392
Gadsden	07/26/56	A-36	100
Gilchrist	07/31/56	11	289
Gulf	08/02/56	23	475
Hamilton	07/27/56	11	79
Hardee	07/31/56	43	1
Hernando	07/26/56	21	88
Highlands	07/31/56	11	571
Hillsborough	08/06/56	1260	125
Jefferson	07/25/56	30	295
Lafayette	07/25/56	33	117
Lake	07/26/56	189	613
Leon	07/25/56	190	301
Levy	07/30/56	14	13
Liberty	07/31/56	“J”	531
Madison	07/26/56	74	12
Marion	07/26/56	208	223
Orange	07/27/56	126	165
Osceola	07/26/56	49	1
Pasco	08/02/56	51	353
Pinellas	07/24/56	1168	481
Polk	08/20/56	1180	30
Seminole	07/27/56	90	5
Sumter	08/02/56	43	523
Suwanee	07/26/56	96	67
Taylor	07/25/56	52	451
Volusia	07/26/56	384	195
Wakulla	07/25/56	22	281

STATE OF GEORGIA

County	Date of Recordation	Book	Page
Cook	07/26/56	48	36
Echols	07/26/56	5	401
Lowndes	07/25/56	22	419

EIGHTH SUPPLEMENTAL INDENTURE dated July 1, 1958

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	07/23/58	20	227
Bay	08/05/58	170	295
Brevard	10/30/91	3157	3785
Citrus	07/24/58	55	336
Columbia	07/23/58	66	365
Dixie	07/22/58	11	166
Flagler	10/30/91	456	779
Franklin	07/22/58	29	248
Gadsden	07/23/58	9	48
Gilchrist	07/22/58	12	341
Gulf	07/24/58	29	40
Hamilton	07/22/58	23	1
Hardee	07/22/58	49	451
Hernando	07/25/58	39	358
Highlands	07/29/58	50	514
Hillsborough	07/29/58	111	108
Jefferson	07/23/58	33	19
Lafayette	07/23/58	35	120
Lake	07/31/58	56	297
Leon	07/23/58	216	129
Levy	07/22/58	18	63
Liberty	07/24/58	“K”	413
Madison	07/23/58	78	310
Marion	07/29/58	237	447
Orange	07/23/58	403	300
Osceola	07/23/58	26	462
Pasco	07/25/58	96	455
Pinellas	07/24/58	381	683
Polk	07/24/58	165	452
Seminole	07/23/58	178	26
Sumter	08/01/58	5	66
Suwanee	07/23/58	102	360
Taylor	07/22/58	4	254
Volusia	07/23/58	129	244
Wakulla	07/25/58	24	375

NINTH SUPPLEMENTAL INDENTURE dated October 1, 1960

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	11/23/60	119	158
Bay	11/25/60	28	411
Brevard	10/30/91	3157	3822
Citrus	12/01/60	93	370
Columbia	11/17/60	105	133
Dixie	11/16/60	13	331
Flagler	10/30/91	456	816
Franklin	11/17/60	49	375
Gadsden	11/17/60	29	655
Gilchrist	11/16/60	1	473
Gulf	11/21/60	5	409
Hamilton	11/18/60	37	171
Hardee	11/17/60	60	76
Hernando	11/16/60	65	688
Highlands	11/18/60	108	421
Hillsborough	11/23/60	629	675
Jefferson	11/18/60	8	290
Lafayette	11/16/60	38	185
Lake	11/21/60	141	619
Leon	11/23/60	254	479
Levy	11/16/60	23	537
Liberty	11/17/60	“M”	525
Madison	11/22/60	11	153
Marion	11/18/60	54	420
Orange	11/22/60	817	569
Osceola	11/16/60	68	410
Pasco	11/21/60	158	530
Pinellas	11/16/60	1036	239
Polk	11/18/60	440	179
Seminole	11/21/60	332	203
Sumter	11/30/60	25	318
Suwanee	11/17/60	111	282
Taylor	11/18/60	21	626
Volusia	11/21/60	330	281
Wakulla	11/21/60	28	185

TENTH SUPPLEMENTAL INDENTURE dated May 1, 1962

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	06/07/62	188	123
Bay	06/15/62	70	173
Brevard	10/30/91	3157	3858
Citrus	06/08/62	120	221
Columbia	06/05/62	130	187
Dixie	06/05/62	15	36
Flagler	10/30/91	456	852
Franklin	06/06/62	58	333
Gadsden	06/05/62	45	493
Gilchrist	06/05/62	7	261
Gulf	06/06/62	14	147
Hamilton	06/05/62	46	407
Hardee	06/05/62	16	449
Hernando	06/05/62	82	326
Highlands	06/11/62	148	617
Hillsborough	06/11/62	949	738
Jefferson	06/05/62	13	606
Lafayette	06/08/62	39	385
Lake	06/06/62	204	1
Leon	06/11/62	48	49
Levy	06/05/62	27	574
Liberty	06/06/62	0	214
Madison	06/05/62	20	76
Marion	06/15/62	112	412
Orange	06/06/62	1060	464
Osceola	06/05/62	90	389
Pasco	06/08/62	202	457
Pinellas	06/01/62	1438	571
Polk	06/14/62	605	696
Seminole	06/13/62	408	102
Sumter	06/13/62	40	85
Suwanee	06/05/62	116	273
Taylor	06/05/62	34	330
Volusia	06/20/62	456	46
Wakulla	06/11/62	31	349

ELEVENTH SUPPLEMENTAL INDENTURE dated April 1, 1965

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	05/21/65	324	610
Bay	05/28/65	158	231
Brevard	10/30/91	3157	3894
Citrus	05/13/65	179	485
Columbia	05/17/65	184	314
Dixie	05/13/65	6	485
Flagler	10/30/91	456	888
Franklin	05/19/65	72	497
Gadsden	05/18/65	73	410
Gilchrist	05/13/65	17	11
Gulf	05/18/65	24	717
Hamilton	05/13/65	63	327
Hardee	05/13/65	47	377
Hernando	05/13/65	112	236
Highlands	05/21/65	232	421
Hillsborough	05/12/65	1448	57
Jefferson	05/14/65	23	198
Lafayette	05/13/65	1	687
Lake	05/19/65	287	74
Leon	05/21/65	178	48
Levy	05/21/65	34	519
Liberty	05/14/65	6	1
Madison	05/14/65	34	399
Marion	05/24/65	228	528
Orange	05/25/65	1445	830
Osceola	05/18/65	132	351
Pasco	05/13/65	291	437
Pinellas	05/12/65	2154	77
Polk	05/17/65	929	371
Seminole	05/19/65	535	241
Sumter	05/14/65	68	83
Suwanee	05/17/65	24	673
Taylor	05/17/65	56	129
Volusia	05/19/65	708	531
Wakulla	05/17/65	8	6

TWELFTH SUPPLEMENTAL INDENTURE dated November 1, 1965

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/10/65	355	229
Bay	12/20/65	174	619
Brevard	10/30/91	3157	3931
Citrus	12/22/65	192	309
Columbia	12/10/65	194	338
Dixie	12/10/65	9	42
Flagler	10/30/91	456	925
Franklin	12/13/65	76	249
Gadsden	12/10/65	78	606
Gilchrist	12/10/65	19	447
Gulf	12/10/65	26	692
Hamilton	12/10/65	66	303
Hardee	12/10/65	53	426
Hernando	12/13/65	118	441
Highlands	12/20/65	248	20
Hillsborough	12/17/65	1548	603
Jefferson	12/10/65	24	595
Lafayette	12/10/65	2	671
Lake	12/20/65	301	528
Leon	12/20/65	205	170
Levy	12/20/65	36	184
Liberty	12/10/65	6	477
Madison	12/11/65	36	806
Marion	12/27/65	254	153
Orange	12/10/65	1499	785
Osceola	12/10/65	140	445
Pasco	12/13/65	312	19
Pinellas	12/09/65	2283	186
Polk	12/20/65	984	641
Seminole	12/22/65	559	591
Sumter	12/14/65	73	283
Suwanee	12/14/65	30	218
Taylor	12/10/65	59	361
Volusia	12/10/65	755	174
Wakulla	12/20/65	9	390

THIRTEENTH SUPPLEMENTAL INDENTURE dated August 1, 1967

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	08/22/67	458	347
Bay	08/28/67	223	457
Brevard	10/30/91	3157	3964
Citrus	08/28/67	218	756
Columbia	08/22/67	225	304
Dixie	08/22/67	15	367
Flagler	10/30/91	456	962
Franklin	08/28/67	83	556
Gadsden	08/23/67	96	29
Gilchrist	08/22/67	25	131
Gulf	08/22/67	33	618
Hamilton	08/23/67	76	465
Hardee	08/22/67	71	366
Hernando	08/28/67	137	646
Highlands	08/30/67	288	585
Hillsborough	08/28/67	1795	635
Jefferson	08/23/67	30	662
Lafayette	08/22/67	5	694
Lake	08/25/67	342	196
Leon	08/30/67	280	594
Levy	08/28/67	41	262
Liberty	08/23/67	10	90
Madison	08/23/67	44	606
Marion	09/01/67	324	444
Orange	08/24/67	1660	421
Osceola	08/22/67	164	335
Pasco	08/28/67	370	728
Pinellas	08/21/67	2659	498
Polk	09/06/67	1108	900
Seminole	08/31/67	628	506
Sumter	09/06/67	87	602
Suwanee	08/23/67	47	228
Taylor	08/24/67	67	782
Volusia	08/24/67	964	254
Wakulla	08/31/67	14	755

FOURTEENTH SUPPLEMENTAL INDENTURE dated November 1, 1968

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/06/68	543	198
Bay	12/18/68	262	487
Brevard	10/30/91	3157	3984
Citrus	12/09/68	239	487
Columbia	12/09/68	242	397
Dixie	12/09/68	20	109
Flagler	10/30/91	456	983
Franklin	12/06/68	88	538
Gadsden	12/12/68	110	7
Gilchrist	12/06/68	29	281
Gulf	12/09/68	38	359
Hamilton	12/06/68	82	245
Hardee	12/06/68	83	221
Hernando	12/09/68	164	395
Highlands	12/11/68	319	390
Hillsborough	12/19/68	1977	890
Jefferson	12/09/68	35	32
Lafayette	12/06/68	9	170
Lake	12/06/68	371	438
Leon	12/19/68	342	572
Levy	12/09/68	44	215
Liberty	12/09/68	12	41
Madison	12/09/68	49	627
Marion	12/20/68	375	12
Orange	12/06/68	1785	837
Osceola	12/06/68	183	688
Pasco	12/06/68	423	607
Pinellas	12/06/68	2964	580
Polk	12/10/68	1193	854
Seminole	12/18/68	695	638
Sumter	01/02/69	98	509
Suwanee	12/06/68	60	50
Taylor	12/09/68	73	494
Volusia	12/09/68	1060	466
Wakulla	12/19/68	18	593

FIFTEENTH SUPPLEMENTAL INDENTURE dated August 1, 1969

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	08/26/69	592	206
Bay	09/03/69	283	513
Brevard	10/30/91	3157	4002
Citrus	08/26/69	251	437
Columbia	09/05/69	251	586
Dixie	08/26/69	21	705
Flagler	10/30/91	456	1001
Franklin	08/26/69	92	363
Gadsden	08/26/69	116	723
Gilchrist	09/04/69	31	539
Gulf	08/26/69	41	23
Hamilton	08/26/69	85	292
Hardee	08/26/69	91	19
Hernando	09/03/69	191	745
Highlands	09/05/69	339	90
Hillsborough	09/03/69	2073	501
Jefferson	08/26/69	37	193
Lafayette	08/26/69	12	235
Lake	09/11/69	389	148
Leon	09/05/69	377	548
Levy	08/26/69	6	348
Liberty	08/29/69	12	680
Madison	08/26/69	52	263
Marion	09/08/69	399	668
Orange	08/27/69	1867	156
Osceola	09/03/69	192	726
Pasco	08/26/69	459	315
Pinellas	08/26/69	3149	131
Polk	09/04/69	1241	971
Seminole	09/05/69	740	500
Sumter	09/05/69	104	504
Suwanee	08/26/69	66	489
Taylor	08/26/69	77	44
Volusia	08/26/69	1123	577
Wakulla	09/05/69	21	231

SIXTEENTH SUPPLEMENTAL INDENTURE dated February 1, 1970

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	03/13/70	625	297
Bay	03/23/70	298	539
Brevard	10/30/91	3157	4019
Citrus	03/16/70	261	729
Columbia	03/13/70	257	622
Dixie	03/13/70	23	107
Flagler	10/30/91	456	1019
Franklin	03/13/70	94	507
Gadsden	03/13/70	121	571
Gilchrist	03/20/70	33	449
Gulf	03/16/70	43	244
Hamilton	03/14/70	87	291
Hardee	03/16/70	97	225
Hernando	03/20/70	212	536
Highlands	03/20/70	352	25
Hillsborough	03/20/70	2146	824
Jefferson	03/13/70	38	643
Lafayette	03/16/70	14	42
Lake	03/13/70	400	545
Leon	04/02/70	406	203
Levy	03/20/70	11	150
Liberty	03/13/70	13	494
Madison	03/13/70	54	152
Marion	03/20/70	419	113
Orange	03/20/70	1927	853
Osceola	03/13/70	199	282
Pasco	03/13/70	487	207
Pinellas	03/23/70	3294	582
Polk	03/27/70	1278	4
Seminole	03/20/70	771	384
Sumter	03/27/70	109	1
Suwanee	03/13/70	71	61
Taylor	03/16/70	79	282
Volusia	03/13/70	1183	353
Wakulla	03/24/70	23	36

SEVENTEENTH SUPPLEMENTAL INDENTURE dated November 1, 1970

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/15/70	678	70
	01/08/71	682	405B
Bay	01/11/71	321	565
Brevard	10/30/91	3157	4030
Citrus	01/07/71	277	324
Columbia	12/16/70	266	25
	01/07/71	266	351
Dixie	01/07/71	25	246
Flagler	10/30/91	456	1030
Franklin	12/15/70	98	171
	01/18/71	98	472
Gadsden	01/07/71	128	705
Gilchrist	01/13/71	36	5
Gulf	12/16/70	46	132
Hamilton	12/16/70	90	201
	01/08/71	90	325
Hardee	12/16/70	106	109
	01/07/71	107	15
Hernando	12/16/70	246	299
	01/13/71	252	715
Highlands	01/11/71	372	79
Hillsborough	01/11/71	2261	308
Jefferson	12/16/70	41	467
Lafayette	01/06/71	16	144
Lake	01/12/71	421	742
Leon	01/14/71	449	244
Levy	01/11/71	18	65
Liberty	12/16/70	14	535
Madison	01/07/71	56	911
Marion	01/11/71	449	33
Orange	01/11/71	2021	24
Osceola	01/29/71	212	353
Pasco	01/08/71	524	86
Pinellas	01/14/71	3467	449
Polk	01/14/71	1331	880
Seminole	01/11/71	819	223
Sumter	01/11/71	115	308
Suwanee	12/17/70	77	82
Taylor	12/17/70	83	53
Volusia	01/11/71	1257	142
Wakulla	01/12/71	26	175

EIGHTEENTH SUPPLEMENTAL INDENTURE dated October 1, 1971

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	11/17/71	755	116
Bay	11/09/71	351	33
Brevard	10/30/91	3157	4062
Citrus	11/16/71	296	490
Columbia	11/15/71	278	597
Dixie	11/09/71	31	23
Flagler	10/30/91	456	1062
Franklin	11/09/71	103	278
Gadsden	11/10/71	138	360
Gilchrist	11/16/71	39	92
Gulf	11/11/71	49	107
Hamilton	11/09/71	93	538
Hardee	11/09/71	119	63
Hernando	11/17/71	280	1
Highlands	11/16/71	393	578
Hillsborough	11/17/71	2393	263
Jefferson	11/11/71	45	135
Lafayette	11/09/71	19	91
Lake	11/16/71	447	834
Leon	11/12/71	496	190
Levy	11/16/71	26	748
Liberty	11/10/71	16	108
Madison	11/11/71	61	220
Marion	11/16/71	487	239
Orange	11/18/71	2144	179
Osceola	11/10/71	229	360
Pasco	11/12/71	569	344
Pinellas	11/09/71	3659	630
Polk	11/16/71	1400	1
Seminole	11/16/71	892	460
Sumter	11/09/71	123	457
Suwanee	11/12/71	86	28
Taylor	11/09/71	87	706
Volusia	11/09/71	1352	118
Wakulla	11/16/71	30	218

NINETEENTH SUPPLEMENTAL INDENTURE dated June 1, 1971

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	07/31/72	797	81
Bay	07/31/72	378	483
Brevard	10/30/91	3157	4079
Citrus	08/01/72	314	557
Columbia	07/31/72	290	418
Dixie	07/31/72	35	44
Flagler	10/30/91	456	1079
Franklin	07/31/72	107	442
Gadsden	07/31/72	147	296
Gilchrist	07/31/72	41	148
Gulf	07/31/72	51	371
Hamilton	07/31/72	96	573
Hardee	07/31/72	130	35
Hernando	07/31/72	295	702
Highlands	07/31/72	409	578
Hillsborough	07/31/72	2518	15
Jefferson	07/31/72	48	389
Lafayette	08/04/72	22	70
Lake	08/02/72	474	134
Leon	08/02/72	537	763
Levy	08/02/72	35	5
Liberty	08/03/72	17	319
Madison	08/03/72	65	120
Marion	08/02/72	521	427
Orange	08/03/72	2259	950
Osceola	08/02/72	245	626
Pasco	08/03/72	619	487
Pinellas	08/02/72	3846	454
Polk	08/02/72	1467	276
Seminole	08/03/72	948	1035
Sumter	08/02/72	131	348
Suwanee	08/02/72	93	785
Taylor	08/03/72	92	198
Volusia	08/02/72	1456	420
Wakulla	08/03/72	33	147

TWENTIETH SUPPLEMENTAL INDENTURE dated November 1, 1972

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	01/22/73	818	709
Bay	01/22/73	400	226
Brevard	10/30/91	3157	4096
Citrus	01/22/73	328	152
Columbia	01/22/73	298	244
Dixie	01/22/73	38	92
Flagler	10/30/91	456	1096
Franklin	01/22/73	110	446
Gadsden	01/22/73	154	117
Gilchrist	01/22/73	42	685
Gulf	01/22/73	52	813
Hamilton	01/22/73	99	270
Hardee	01/22/73	138	88
Hernando	01/22/73	306	325
Highlands	01/22/73	422	5
Hillsborough	01/22/73	2612	659
Jefferson	01/23/73	50	632
Lafayette	01/22/73	23	338
Lake	01/22/73	492	696
Leon	01/25/73	567	238
Levy	01/22/73	40	755
Liberty	01/23/73	18	51
Madison	01/23/73	67	413
Marion	01/22/73	546	125
Orange	01/22/73	2345	569
Osceola	01/24/73	256	564
Pasco	01/22/73	654	281
Pinellas	01/23/73	3980	788
Polk	01/24/73	1514	854
Seminole	01/22/73	136	696
Sumter	01/22/73	136	696
Suwanee	01/22/73	98	583
Taylor	01/22/73	95	99
Volusia	01/22/73	1533	327
Wakulla	01/26/73	35	266

TWENTY-FIRST SUPPLEMENTAL INDENTURE dated June 1, 1973

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	08/30/73	850	668
Bay	08/30/73	431	401
Brevard	10/30/91	3157	4126
Citrus	08/31/73	349	609
Columbia	08/30/73	309	245
Dixie	08/30/73	41	473
Flagler	10/30/91	456	1126
Franklin	08/31/73	115	120
Gadsden	08/31/73	164	90
Gilchrist	08/31/73	45	387
Gulf	09/04/73	54	736
Hamilton	09/04/73	104	250
Hardee	08/31/73	149	295
Hernando	08/31/73	321	479
Highlands	08/31/73	442	961
Hillsborough	08/31/73	2740	278
Jefferson	08/31/73	54	591
Lafayette	09/07/73	26	73
Lake	08/31/73	520	70
Leon	09/06/73	609	543
Levy	09/05/73	50	741
Liberty	08/31/73	19	111
Madison	08/31/73	71	22
Marion	09/04/73	585	491
Orange	09/07/73	2448	1009
Osceola	09/06/73	272	204
Pasco	09/04/73	707	613
Pinellas	08/31/73	4073	767
Polk	08/31/73	1550	1341
Seminole	09/04/73	993	0048
Sumter	08/31/73	144	265
Suwanee	09/04/73	106	192
Taylor	08/31/73	99	444
Volusia	08/31/73	1647	440
Wakulla	08/31/73	38	458

TWENTY-SECOND SUPPLEMENTAL INDENTURE dated December 1, 1973

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	02/28/74	876	74
Bay	02/28/74	457	572
Brevard	10/30/91	3157	4155
Citrus	03/18/74	365	200
Columbia	03/01/74	319	179
Dixie	02/28/74	44	149
Flagler	10/30/91	456	1155
Franklin	03/01/74	119	14
Gadsden	03/01/74	171	264
Gilchrist	02/28/74	48	25
Gulf	03/01/74	56	427
Hamilton	03/01/74	109	89
Hardee	02/28/74	158	140
Hernando	02/28/74	333	455
Highlands	02/28/74	458	394
Hillsborough	02/28/74	2842	642
Jefferson	03/01/74	58	5
Lafayette	03/01/74	28	34
Lake	03/04/74	540	77
Leon	03/01/74	638	672
Levy	02/28/74	57	769
Liberty	03/01/74	20	54
Madison	03/01/74	73	545
Marion	02/28/74	617	19
Orange	02/28/74	2504	1707
Osceola	03/01/74	284	344
Pasco	03/01/74	739	1360
Pinellas	02/28/74	4141	1397
Polk	02/28/74	1578	1983
Seminole	03/04/74	1010	1601
Sumter	03/01/74	150	278
Suwanee	03/04/74	111	766
Taylor	03/04/74	102	694
Volusia	03/04/74	1712	645
Wakulla	03/05/74	40	626

TWENTY-THIRD SUPPLEMENTAL INDENTURE dated October 1, 1976

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	11/29/76	1035	716
Bay	11/29/76	600	687
Brevard	10/30/91	3157	4184
Citrus	12/08/76	448	668
Columbia	12/03/76	370	898
Dixie	11/29/76	56	160
Flagler	10/30/91	456	1184
Franklin	11/29/76	136	420
Gadsden	12/06/76	219	533
Gilchrist	11/30/76	62	464
Gulf	11/30/76	68	753
Hamilton	11/30/76	131	855
Hardee	11/29/76	212	10
Hernando	12/03/76	397	623
Highlands	11/29/76	535	951
Hillsborough	11/29/76	3181	1281
Jefferson	11/29/76	75	198
Lafayette	11/29/76	36	422
Lake	12/06/76	620	66
Leon	11/30/76	823	723
Levy	11/29/76	98	32
Liberty	11/29/76	25	104
Madison	12/06/76	89	124
Marion	12/08/76	779	258
Orange	12/06/76	2745	889
Osceola	11/30/76	345	524
Pasco	12/03/76	867	1165
Pinellas	12/03/76	4484	1651
Polk	11/29/76	1720	2000
Seminole	12/06/76	1105	1137
Sumter	11/30/76	181	97
Suwanee	11/29/76	146	437
Taylor	11/30/76	123	111
Volusia	12/06/76	1872	1438
Wakulla	12/07/76	53	837

TWENTY-FOURTH SUPPLEMENTAL INDENTURE dated April 1, 1979

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	06/11/79	1212	956
Bay	06/12/79	734	343
Brevard	10/30/91	3157	4212
Citrus	06/12/79	538	1687
Columbia	06/14/79	429	139
Dixie	06/12/79	68	122
Flagler	10/30/91	456	1212
Franklin	06/13/79	159	186
Gadsden	06/13/79	259	396
Gilchrist	06/12/79	77	260
Gulf	06/14/79	78	174
Hamilton	06/12/79	142	859
Hardee	06/12/79	245	558
Hernando	06/12/79	443	17
Highlands	06/13/79	620	77
Hillsborough	06/12/79	3523	1162
Jefferson	06/13/79	93	685
Lafayette	06/13/79	44	496
Lake	06/12/79	678	266
Leon	06/15/79	931	526
Levy	06/12/79	141	163
Liberty	06/13/79	30	394
Madison	06/13/79	108	655
Marion	06/13/79	976	451
Orange	06/13/79	3018	812
Osceola	06/12/79	438	115
Pasco	06/14/79	1013	126
Pinellas	06/12/79	4867	291
Polk	06/12/79	1881	2012
Seminole	06/12/79	1228	606
Sumter	06/12/79	216	642
Suwanee	06/12/79	184	514
Taylor	06/13/79	145	686
Volusia	06/12/79	2082	1430
Wakulla	06/13/79	69	884

TWENTY-FIFTH SUPPLEMENTAL INDENTURE dated April 1, 1980

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	07/25/80	1290	319
Bay	07/25/80	794	596
Brevard	10/30/91	3157	4238
Citrus	07/28/80	560	2031
Columbia	07/24/80	451	126
Dixie	07/24/80	73	220
Flagler	10/30/91	456	1238
Franklin	07/28/80	169	589
Gadsden	07/25/80	275	649
Gilchrist	07/24/80	84	551
Gulf	07/28/80	82	290
Hamilton	07/25/80	148	774
Hardee	07/25/80	257	823
Hernando	07/24/80	465	441
Highlands	07/29/80	658	523
Hillsborough	07/24/80	3684	411
Jefferson	07/25/80	101	387
Lafayette	07/24/80	47	586
Lake	07/24/80	705	977
Leon	07/25/80	966	426
Levy	07/25/80	161	478
Liberty	07/25/80	32	981
Madison	07/28/80	117	572
Marion	07/28/80	1027	1141
Orange	07/25/80	3127	1401
Osceola	07/30/80	489	198
Pasco	07/25/80	1077	1362
Pinellas	06/24/80	5038	2013
Polk	07/25/80	1956	1808
Seminole	07/28/80	1288	1105
Sumter	07/25/80	233	598
Suwanee	07/29/80	200	618
Taylor	07/28/80	156	740
Volusia	07/25/80	2185	587
Wakulla	07/28/80	76	879

TWENTY-SIXTH SUPPLEMENTAL INDENTURE dated November 1, 1980

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	01/27/81	1326	527
Bay	01/26/81	823	570
Brevard	10/30/91	3157	4267
Citrus	01/28/81	570	1391
Columbia	01/27/81	461	435
Dixie	01/23/81	75	785
Flagler	10/30/91	456	1267
Franklin	01/27/81	174	320
Gadsden	01/26/81	282	356
Gilchrist	01/23/81	87	484
Gulf	01/26/81	84	307
Hamilton	01/26/81	151	44
Hardee	01/27/81	264	214
Hernando	01/26/81	476	916
Highlands	01/26/81	676	12
Hillsborough	01/26/81	3760	1223
Jefferson	01/26/81	104	658
Lafayette	01/27/81	49	175
Lake	01/27/81	717	2439
Leon	01/30/81	983	1982
Levy	01/26/81	169	716
Liberty	01/26/81	33	875
Madison	01/27/81	121	535
Marion	01/26/81	1051	47
Orange	01/26/81	3167	2388
Osceola	01/28/81	512	78
Pasco	01/26/81	1108	1247
Pinellas	12/31/80	5128	1781
Polk	01/27/81	1994	436
Seminole	01/27/81	1317	775
Sumter	01/26/81	241	211
Suwanee	01/27/81	209	696
Taylor	01/26/81	161	461
Volusia	01/26/81	2236	1396
Wakulla	01/26/81	79	837

TWENTY-SEVENTH SUPPLEMENTAL INDENTURE dated November 15, 1980

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	02/10/81	1328	880
Bay	02/10/81	825	667
Brevard	10/30/91	3157	4295
Citrus	02/13/81	571	1236
Columbia	02/09/81	462	275
Dixie	02/09/81	76	147
Flagler	10/30/91	456	1295
Franklin	02/11/81	174	590
Gadsden	02/11/81	283	105
Gilchrist	02/13/81	88	100
Gulf	02/17/81	84	561
Hamilton	02/11/81	151	256
Hardee	02/11/81	264	618
Hernando	02/10/81	477	904
Highlands	02/11/81	677	519
Hillsborough	02/10/81	3766	35
Jefferson	02/12/81	105	318
Lafayette	02/10/81	49	299
Lake	02/10/81	718	2428
Leon	02/18/81	985	1655
Levy	02/12/81	170	567
Liberty	02/12/81	34	94
Madison	02/11/81	122	47
Marion	02/10/81	1052	1660
Orange	02/11/81	3171	1797
Osceola	02/13/81	514	336
Pasco	02/10/81	1111	307
Pinellas	02/10/81	5147	951
Polk	02/11/81	1997	527
Seminole	02/11/81	1319	1660
Sumter	02/11/81	241	746
Suwanee	02/11/81	210	652
Taylor	02/11/81	161	793
Volusia	02/10/81	2241	333
Wakulla	02/11/81	80	188

TWENTY-EIGHTH SUPPLEMENTAL INDENTURE dated May 1, 1981

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	06/08/81	1351	161
Bay	07/20/81	853	623
Brevard	10/30/91	3157	4321
Citrus	06/08/81	578	919
Columbia	06/08/81	469	507
Dixie	06/09/81	78	172
Flagler	10/30/91	456	1321
Franklin	06/10/81	178	166
Gadsden	06/08/81	286	1847
Gilchrist	06/05/81	90	526
Gulf	06/09/81	85	881
Hamilton	06/08/81	152	776
Hardee	06/05/81	267	797
Hernando	06/05/81	484	1645
Highlands	06/05/81	689	338
Hillsborough	06/05/81	3814	700
Jefferson	06/09/81	107	352
Lafayette	06/05/81	50	758
Lake	06/08/81	727	209
Leon	06/08/81	996	1780
Levy	06/08/81	176	81
Liberty	06/12/81	34	859
Madison	06/08/81	125	615
Marion	06/05/81	1068	1824
Orange	06/08/81	3199	783
Osceola	06/09/81	532	1
Pasco	06/05/81	1132	1007
Pinellas	06/05/81	5201	1902
Polk	06/12/81	2022	642
Seminole	06/08/81	1340	894
Sumter	06/05/81	246	210
Suwanee	06/05/81	217	153
Taylor	06/09/81	165	536
Volusia	06/05/81	2272	1296
Wakulla	06/08/81	82	500

TWENTY-NINTH SUPPLEMENTAL INDENTURE dated September 1, 1982

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	10/06/82	1440	284
Bay	10/08/82	912	523
Brevard	10/30/91	3157	4348
Citrus	10/07/82	604	1403
Columbia	10/06/82	498	260
Dixie	10/07/82	85	2
Flagler	10/30/91	456	1348
Franklin	10/11/82	191	239
Gadsden	10/08/82	297	266
Gilchrist	10/07/82	98	657
Gulf	10/07/82	91	125
Hamilton	10/06/82	159	396
Hardee	10/07/82	281	339
Hernando	10/06/82	510	1386
Highlands	10/08/82	733	571
Hillsborough	10/06/82	4009	985
Jefferson	10/08/82	115	766
Lafayette	0/06/82	55	163
Lake	10/08/82	759	836
Leon	10/07/82	1041	20
Levy	10/06/82	198	511
Liberty	10/07/82	38	218
Madison	10/07/82	136	685
Marion	10/06/82	1128	717
Orange	10/07/82	3316	738
Osceola	10/11/82	606	68
Pasco	10/06/82	1212	1279
Pinellas	10/07/82	5411	1407
Polk	10/07/82	2110	93
Seminole	10/06/82	1416	535
Sumter	10/06/82	263	631
Suwanee	10/06/82	238	524
Taylor	10/07/82	178	879
Volusia	10/06/82	2391	1879
Wakulla	10/07/82	91	306

THIRTIETH SUPPLEMENTAL INDENTURE dated October 1, 1982

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/02/82	1450	90
Bay	12/06/82	916	1538
Brevard	10/30/91	3157	4364
Citrus	12/03/82	607	1034
Columbia	12/06/82	501	729
Dixie	12/06/82	86	49
Flagler	10/30/91	456	1364
Franklin	12/07/82	192	448
Gadsden	12/06/82	298	608
Gilchrist	12/03/82	100	18
Gulf	12/07/82	91	744
Hamilton	12/06/82	160	118
Hardee	12/08/82	283	11
Hernando	12/03/82	513	992
Highlands	12/07/82	738	221
Hillsborough	12/03/82	4033	293
Jefferson	12/06/82	117	9
Lafayette	12/06/82	55	444
Lake	12/03/82	763	19
Leon	12/07/82	1047	812
Levy	12/06/82	201	136
Liberty	12/08/82	38	547
Madison	12/07/82	137	808
Marion	12/07/82	1135	1015
Orange	12/06/82	3330	2301
Osceola	12/09/82	615	721
Pasco	12/06/82	1222	1592
Pinellas	11/23/82	5434	229
Polk	12/08/82	2121	118
Seminole	12/06/82	1425	1476
Sumter	12/06/82	265	768
Suwanee	12/07/82	240	699
Taylor	12/06/82	180	189
Volusia	12/06/82	2406	460
Wakulla	12/06/82	92	272

THIRTY-FIRST SUPPLEMENTAL INDENTURE dated November 1, 1991

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/05/91	1836	2215
Bay	12/04/91	1347	1335
Brevard	12/05/91	3165	1204
Citrus	12/04/91	917	725
Columbia	12/04/91	753	1847
Dixie	12/09/91	156	90
Flagler	12/04/91	458	1266
Franklin	12/04/91	364	11
Gadsden	12/04/91	386	1240
Gilchrist	12/09/91	182	573
Gulf	12/04/91	148	72
Hamilton	12/04/91	294	236
Hardee	12/04/91	420	322
Hernando	12/03/91	843	1139
Highlands	12/03/91	1161	1860
Hillsborough	12/04/91	6449	1412
Jefferson	12/04/91	225	39
Lafayette	12/05/91	87	430
Lake	12/04/91	1138	1083
Leon	12/04/91	1530	452
Levy	12/05/91	446	454
Liberty	12/04/91	68	508
Madison	12/04/91	258	173
Marion	12/04/91	1787	161
Orange	12/06/91	4352	22
Osceola	12/05/91	1042	587
Pasco	12/03/91	2071	503
Pinellas	11/13/91	7731	740
Polk	12/06/91	3041	1252
Seminole	12/05/91	2364	1942
Sumter	12/03/91	443	254
Suwanee	12/05/91	423	515
Taylor	12/04/91	296	232
Volusia	12/09/91	3712	968
Wakulla	12/05/91	185	524

THIRTY-SECOND SUPPLEMENTAL INDENTURE dated December 1, 1992

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/30/92	1888	2338
Bay	12/30/92	1410	42
Brevard	12/29/92	3256	2503
Citrus	12/29/92	965	231
Columbia	12/30/92	769	532
Dixie	12/30/92	165	484
Flagler	12/30/92	480	212
Franklin	12/30/92	399	1
Gadsden	12/30/92	399	1762
Gilchrist	12/30/92	194	693
Gulf	01/06/93	157	343
Hamilton	12/29/92	314	215
Hardee	12/31/92	439	211
Hernando	12/29/92	894	688
Highlands	12/29/92	1200	1665
Hillsborough	12/30/92	6838	810
Jefferson	12/30/92	250	196
Lafayette	12/30/92	92	129
Lake	12/30/92	1203	323
Leon	01/07/93	1611	2296
Levy	12/29/92	479	312
Liberty	12/30/92	73	427
Madison	12/30/92	292	205
Marion	12/29/92	1888	1815
Orange	12/30/92	4506	2985
Osceola	12/31/92	1102	2325
Pasco	12/29/92	3101	950
Pinellas	12/15/92	8120	1705
Polk	12/31/92	3185	899
Seminole	12/29/92	2525	1408
Sumter	12/29/92	471	468
Suwanee	12/29/92	449	469
Taylor	01/21/93	313	221
Volusia	12/30/92	3797	1647
Wakulla	12/31/92	204	765

THIRTY-THIRD SUPPLEMENTAL INDENTURE dated December 1, 1992

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/30/92	1888	2426
Bay	12/30/92	1410	130
Brevard	12/29/92	3256	592
Citrus	12/29/92	965	319
Columbia	12/30/92	769	622
Dixie	12/30/92	165	572
Flagler	12/30/92	480	300
Franklin	12/30/92	399	89
Gadsden	12/30/92	399	1850
Gilchrist	12/30/92	195	1
Gulf	01/06/93	157	431
Hamilton	12/29/92	315	1
Hardee	12/31/92	439	299
Hernando	12/29/92	894	776
Highlands	12/29/92	1200	1754
Hillsborough	12/30/92	6838	898
Jefferson	12/30/92	250	285
Lafayette	12/30/92	92	217
Lake	12/30/92	1203	411
Leon	01/07/93	1611	2384
Levy	12/29/92	479	400
Liberty	12/30/92	73	515
Madison	12/30/92	292	293
Marion	12/29/92	1888	1903
Orange	12/30/92	4506	3073
Osceola	12/31/92	1102	2413
Pasco	12/29/92	3101	1038
Pinellas	12/15/92	8120	1795
Polk	12/31/92	3185	987
Seminole	12/29/92	2525	1496
Sumter	12/29/92	471	556
Suwanee	12/29/92	449	595
Taylor	01/21/93	313	309
Volusia	12/30/92	3797	1735
Wakulla	12/31/92	204	853

THIRTY-FOURTH SUPPLEMENTAL INDENTURE dated February 1, 1993

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	02/23/93	1895	1712
Bay	02/22/93	1418	1202
Brevard	02/22/93	3268	4928
Citrus	03/03/93	972	1372
Columbia	02/23/93	771	1030
Dixie	02/23/93	166	771
Flagler	02/23/93	483	86
Franklin	02/23/93	404	209
Gadsden	02/22/93	402	153
Gilchrist	02/22/93	196	612
Gulf	02/22/93	158	636
Hamilton	02/22/93	317	37
Hardee	02/26/93	442	29
Hernando	02/22/93	901	1009
Highlands	02/23/93	1206	1393
Hillsborough	02/23/93	6891	182
Jefferson	02/23/93	254	267
Lafayette	02/22/93	92	788
Lake	02/22/93	1211	1060
Leon	02/23/93	1621	51
Levy	02/22/93	484	459
Liberty	02/22/93	74	366
Madison	02/22/93	297	50
Marion	03/01/93	1902	1706
Orange	03/01/93	4527	4174
Osceola	02/23/93	1111	2070
Pasco	03/01/93	3118	1205
Pinellas	02/09/93	8173	382
Polk	02/22/93	3203	2186
Seminole	02/22/93	2547	765
Sumter	02/22/93	475	750
Suwanee	02/23/93	454	51
Taylor	02/25/93	314	853
Volusia	02/23/93	3808	3551
Wakulla	02/23/93	207	396

THIRTY-FIFTH SUPPLEMENTAL INDENTURE dated March 1, 1993

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	03/22/93	1898	2769
Bay	03/23/93	1423	659
Brevard	03/22/93	3275	3473
Citrus	03/22/93	975	1
Columbia	03/24/93	772	1536
Dixie	03/23/93	167	499
Flagler	03/23/93	484	1113
Franklin	03/22/93	407	47
Gadsden	03/22/93	403	66
Gilchrist	03/22/93	197	704
Gulf	03/22/93	159	388
Hamilton	03/22/93	320	1
Hardee	03/22/93	443	137
Hernando	03/22/93	905	480
Highlands	03/22/93	1210	47
Hillsborough	03/22/93	6917	972
Jefferson	03/24/93	257	40
Lafayette	03/23/93	93	218
Lake	03/23/93	1216	1165
Leon	03/23/93	1626	1941
Levy	03/23/93	487	375
Liberty	03/22/93	74	627
Madison	03/22/93	299	211
Marion	03/22/93	1910	738
Orange	03/23/93	4539	2634
Osceola	03/25/93	1115	2511
Pasco	03/22/93	3129	149
Pinellas	03/10/93	8200	2031
Polk	03/22/93	3214	1331
Seminole	03/22/93	2559	1330
Sumter	03/22/93	478	191
Suwanee	03/24/93	456	58
Taylor	03/26/93	316	580
Volusia	03/23/93	3814	4453
Wakulla	03/22/93	208	563

THIRTY-SIXTH SUPPLEMENTAL INDENTURE dated July 1, 1993

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	08/06/93	1919	2335
Bay	08/09/93	1447	1661
Brevard	08/05/93	3312	2304
Citrus	08/06/93	994	111
Columbia	08/09/93	778	736
Dixie	08/10/93	171	595
Flagler	08/06/93	493	183
Franklin	08/16/93	423	78
Gadsden	08/06/93	407	1440
Gilchrist	08/06/93	202	372
Gulf	08/06/93	162	831
Hamilton	08/06/93	326	301
Hardee	08/06/93	450	623
Hernando	08/09/93	925	1936
Highlands	08/06/93	1225	1608
Hillsborough	08/05/93	7071	222
Jefferson	08/10/93	266	252
Lafayette	08/09/93	95	394
Lake	08/06/93	1241	430
Leon	08/09/93	1660	1955
Levy	08/06/93	500	395
Liberty	08/06/93	76	362
Madison	08/06/93	312	20
Marion	08/06/93	1948	1022
Orange	08/09/93	4602	366
Osceola	08/06/93	1138	832
Pasco	08/05/93	3182	104
Pinellas	07/20/93	8342	522
Polk	08/05/93	3268	1251
Seminole	08/09/93	2627	330
Sumter	08/05/93	489	700
Suwanee	08/09/93	467	488
Taylor	08/06/93	323	490
Volusia	08/06/93	3848	2752
Wakulla	08/06/93	217	104

THIRTY-SEVENTH SUPPLEMENTAL INDENTURE dated December 1, 1993

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/29/93	1942	1768
Bay	12/29/93	1473	1090
Brevard	12/28/93	3353	2186
Citrus	12/29/93	1013	1791
Columbia	12/30/93	784	1174
Dixie	01/04/94	175	744
Flagler	12/30/93	503	269
Franklin	12/30/93	437	69
Gadsden	12/29/93	412	1638
Gilchrist	01/03/94	207	597
Gulf	12/29/93	166	710
Hamilton	12/29/93	334	78
Hardee	12/28/93	458	139
Hernando	12/30/93	947	1037
Highlands	12/29/93	1241	1888
Hillsborough	12/29/93	7235	1829
Jefferson	12/30/93	276	231
Lafayette	12/29/93	97	746
Lake	12/29/93	1267	2229
Leon	12/29/93	1698	1017
Levy	12/30/93	512	733
Liberty	12/29/93	78	291
Madison	12/29/93	324	302
Marion	12/29/93	1990	1962
Orange	12/29/93	4675	2208
Osceola	12/30/93	1163	2641
Pasco	12/29/93	3239	112
Pinellas	12/15/93	8502	2162
Polk	12/28/93	3327	562
Seminole	12/28/93	2703	466
Sumter	12/28/93	502	167*
Suwanee	12/29/93	478	324
Taylor	12/29/93	330	533
Volusia	12/29/93	3885	2736
Wakulla	12/30/93	224	727

* Due to a scriveners error, the Thirty-Ninth and Fortieth Supplemental Indentures to the Original Indenture erroneously indicated a page number of 157.

THIRTY-EIGHTH SUPPLEMENTAL INDENTURE dated July 25, 1994

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	08/08/94	1975	2678
Bay	08/08/94	1516	432
Brevard	08/08/94	3412	3309
Citrus	08/08/94	1044	2108
Columbia	08/08/94	794	188
Dixie	08/11/94	183	3
Flagler	08/08/94	516	1458
Franklin	08/10/94	465	42
Gadsden	08/09/94	422	570
Gilchrist	08/10/94	216	477
Gulf	08/08/94	172	664
Hamilton	08/08/94	347	189
Hardee	08/08/94	471	495
Hernando	09/06/94	983	887
Highlands	08/08/94	1267	791
Hillsborough	08/10/94	7485	745
Jefferson	08/09/94	298	22
Lafayette	08/09/94	101	626
Lake	08/09/94	1311	1274
Leon	08/08/94	1754	594
Levy	08/08/94	533	45
Liberty	08/09/94	81	566
Madison	08/08/94	348	172
Marion	08/10/94	2060	1272
Orange	08/09/94	4779	4850
Osceola	08/08/94	1205	1060
Pasco	08/08/94	3326	1162
Pinellas	07/25/94	8734	1574
Polk	08/08/94	3423	2168
Seminole	08/08/94	2809	131
Sumter	08/08/94	524	256
Suwanee	08/08/94	500	170
Taylor	08/09/94	342	576
Volusia	08/11/94	3942	4371
Wakulla	08/10/94	239	322

THIRTY-NINTH SUPPLEMENTAL INDENTURE dated July 1, 2001

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	07/16/01	2371	1703
Bay	07/24/01	2052	225
Brevard	07/24/01	4387	206
Citrus	07/16/01	1440	322
Columbia	07/24/01	931	1741
Dixie	07/23/01	262	1
Flagler	07/24/01	758	320
Franklin	07/26/01	671	542
Gadsden	07/23/01	529	134
Gilcrest	07/23/01	2001	3068
Gulf	07/24/01	262	872
Hamilton	07/23/01	504	59
Hardee	07/23/01	614	764
Hernando	07/16/01	1437	619
Highlands	07/16/01	1556	1380
Hillsborough	07/23/01	10952	1626
Jefferson	07/23/01	471	268
Lafayette	07/23/01	169	348
Lake	07/16/01	1974	2275
Leon	07/23/01	2530	74
Levy	07/23/01	752	726
Liberty	07/23/01	124	311
Madison	07/24/01	587	48
Manatee	07/23/01	1692	6974
Marion	07/16/01	2987	1131
Orange	07/16/01	6302	3365
Osceola	07/16/01	1902	1112
Pasco	07/16/01	4667	77
Pinellas	07/13/01	11475	2488
Polk	07/16/01	4751	1
Seminole	07/16/01	4128	170
Sumter	07/16/01	894	40
Suwannee	07/23/01	877	77
Taylor	07/23/01	464	215
Volusia	07/17/01	4714	4356
Wakulla	07/23/01	414	599

FORTIETH SUPPLEMENTAL INDENTURE dated July 1, 2002

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	07/19/02	2486	439
Bay	07/19/02	2164	520
Brevard	07/01/01	4641	2591
Citrus	07/19/02	1521	2
Columbia	07/19/02	958	500
Dixie	07/19/02	277	1
Flagler	07/24/02	838	776
Franklin	07/24/02	706	23
Gadsden	07/19/02	548	415
Gilchrist*	07/19/02	Instrument Number 2002	3363
Gulf	07/19/02	285	369
Hamilton	07/19/02	530	143
Hardee	07/19/02	630	147
Hernando	07/19/02	1552	745
Highlands	07/19/02	1616	1919
Hillsborough	07/19/02	11790	0680
Jefferson	07/22/02	0492	0001
Lafayette	07/19/02	181	406
Lake	07/22/02	02145	1576
Leon	07/19/02	R2697	01718
Levy	07/19/02	795	531
Liberty	07/19/02	131	454
Madison	07/19/02	627	171
Manatee	07/19/02	1759	970
Marion	07/19/02	3203	0458
Orange	07/23/02	6573	5463
Osceola	07/22/02	2082	1419
Pasco	07/19/02	5012	1362
Pinellas	07/26/02	12128	1700
Polk	07/19/02	5064	0027
Seminole	07/23/02	4468	0429
Sumter	07/19/02	988	512
Suwannee	07/19/02	948	7
Taylor	07/19/02	484	562
Volusia	07/19/02	4898	2002
Wakulla	07/22/02	450	344

* Gilchrist County utilizes an instrument number indexing system rather than a book/page indexing system.

FORTY-FIRST SUPPLEMENTAL INDENTURE dated February 1, 2003

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	03/10/03	2620	1182
Bay	03/20/03	2252	1616
Brevard	03/10/03	4845	847
Citrus	03/10/03	1580	537
Columbia	03/10/03	976	2505
Dixie	03/10/03	285	654
Flagler	03/10/03	905	1523
Franklin	03/12/03	729	424
Gadsden	03/10/03	561	1091
Gilchrist*	03/10/03	Instrument Number 2003	1224
Gulf	03/10/03	301	432
Hamilton	03/10/03	543	358
Hardee	03/10/03	640	218
Hernando	03/07/03	1636	204
Highlands	03/10/03	1660	726
Hillsborough	03/10/03	12427	1748
Jefferson	03/10/03	507	98
Lafayette	03/10/03	189	107
Lake	03/10/03	2276	2224
Leon	03/11/03	2827	95
Levy	03/10/03	826	208
Liberty	03/11/03	136	479
Madison	03/09/03	653	69
Manatee	03/07/03	1809	6624
Marion	03/10/03	3363	1414
Orange	03/10/03	6820	89
Osceola	03/10/03	2208	1762
Pasco	03/07/03	5267	216
Pinellas	03/06/03	12582	1011
Polk	03/06/03	5289	1762
Seminole	03/10/03	4745	970
Sumter	03/07/03	1052	4
Suwannee	03/10/03	995	83
Taylor	03/10/03	497	542
Volusia	03/10/03	5033	4056
Wakulla	03/10/03	478	79

* Gilchrist County utilizes an instrument number indexing system rather than a book/page indexing system.

FORTY-SECOND SUPPLEMENTAL INDENTURE dated April 1, 2003

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	05/27/2003	2676	753
Bay	05/27/2003	2283	585
Brevard	06/06/2003	4935	345
Citrus	05/23/2003	1604	305
Columbia	05/23/2003	984	87
Dixie	05/23/2003	289	447
Flagler	05/27/2003	935	151
Franklin	05/27/2003	739	166
Gadsden	05/23/2003	566	840
Gilchrist*	05/23/2003	Instrument Number 200300	2716
Gulf	05/27/2003	307	784
Hamilton	05/23/2003	549	1
Hardee	05/28/2003	644	670
Hernando	05/23/2003	1671	1084
Highlands	05/23/2003	1676	1168
Hillsborough	05/28/2003	12682	320
Jefferson	05/23/2003	512	367
Lafayette	05/23/2003	191	373
Lake	05/22/2003	2324	1507
Leon	05/28/2003	2874	1027
Levy	05/27/2003	837	42
Liberty	05/27/2003	138	218
Madison	05/23/2003	664	225
Manatee	05/28/2003	1831	1979
Marion	05/30/2003	3426	1046
Orange	05/23/2003	6925	2125
Osceola	05/22/2003	2256	2207
Pasco	05/23/2003	5370	1906
Pinellas	05/23/2003	12767	1631
Polk	05/23/2003	5372	1233
Seminole	05/30/2003	4843	1879
Sumter	05/30/2003	1076	307
Suwannee	05/23/2003	1013	263
Taylor	05/28/2003	502	773
Volusia	06/02/2003	5084	4311
Wakulla	05/23/2003	488	388

* Gilchrist County utilizes an instrument number indexing system rather than a book/page indexing system.

FORTY-THIRD SUPPLEMENTAL INDENTURE dated November 1, 2003

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/30/2003	2831	1359
Bay	01/12/2004	2385	484
Brevard	01/08/2004	5166	2137
Citrus	12/29/2003	1675	939
Columbia	12/30/2003	1003	767
Dixie	12/30/2003	300	401
Flagler	12/29/2003	1024	1365
Franklin	12/30/2003	769	78
Gadsden	12/29/2003	580	1923
Gilchrist*	12/30/2003	Instrument Number 2003006	794
Gulf	12/30/2003	327	232
Hamilton	12/29/2003	563	163
Hardee	12/29/2003	656	951
Hernando	12/31/2003	1776	1140
Highlands	12/29/2003	1727	647
Hillsborough	12/31/2003	13433	1463
Jefferson	12/30/2003	530	192
Lafayette	12/30/2003	199	454
Lake	12/30/2003	2478	691
Leon	01/08/2004	3018	255
Levy	01/05/2004	868	897
Liberty	12/30/2003	142	561
Madison	12/30/2003	695	129
Manatee	12/30/2003	1891	3077
Marion	01/05/2004	3610	1489
Orange	12/30/2003	7245	2525
Osceola	01/07/2004	2418	906
Pasco	12/30/2003	5676	531
Pinellas	12/23/2003	13265	2523
Polk	12/29/2003	5624	1278
Seminole	12/30/2003	5149	1458
Sumter	01/06/2004	1156	447
Suwannee	12/30/2003	1065	398
Taylor	12/30/2003	516	670
Volusia	12/29/2003	5232	3126
Wakulla	12/29/2003	518	436

* Gilchrist County utilizes an instrument number indexing system rather than a book/page indexing system.

FORTY-FOURTH SUPPLEMENTAL INDENTURE dated August 1, 2004

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	09/08/2004	2989	679
Bay	09/20/2004	2503	1164
Brevard	09/10/2004	5358	4062
Citrus	09/08/2004	1761	1476
Columbia	09/08/2004	1025	1081
Dixie	09/08/2004	313	405
Flagler	09/10/2004	1141	1282
Franklin	09/07/2004	811	160
Gadsden	09/09/2004	596	209
Gilchrist*	09/08/2004	Instrument Number 2004004	967
Gulf	09/08/2004	351	826
Hamilton	09/08/2004	579	91
Hardee	09/07/2004	669	579
Hernando	09/09/2004	1897	1207
Highlands	09/07/2004	1787	1955
Hillsborough	09/16/2004	14220	1091
Jefferson	09/08/2004	552	115
Lafayette	09/10/2004	209	329
Lake	09/09/2004	2652	1330
Leon	09/10/2004	3158	1432
Levy	09/08/2004	905	525
Liberty	09/09/2004	148	295
Madison	09/08/2004	728	181
Manatee	09/09/2004	1955	6519
Marion	09/14/2004	3819	714
Orange	09/17/2004	7618	4387
Osceola	09/15/2004	2595	1666
Pasco	09/15/2004	6027	311
Pinellas	09/09/2004	13817	1552
Polk	09/09/2004	5915	905
Seminole	09/14/2004	5450	663
Sumter	09/17/2004	1267	646
Suwannee	09/08/2004	1133	1
Taylor	09/07/2004	532	603
Volusia	09/16/2004	5399	4694
Wakulla	09/08/2004	556	566

* Gilchrist County utilizes an instrument number indexing system rather than a book/page indexing system.

FORTY-FIFTH SUPPLEMENTAL INDENTURE dated May 1, 2005

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	05/25/2005	3130	992
Bay	05/26/2005	2614	528
Brevard	05/31/2005	5474	4268
Citrus	06/03/2005	1862	2370
Columbia	05/26/2005	1047	766
Dixie	05/27/2005	327	196
Flagler	05/26/2005	1254	1518
Franklin	05/26/2005	853	323
Gadsden	05/26/2005	612	684
Gilchrist*	05/26/2005	Instrument Number 200500	3072
Gulf	05/26/2005	378	613
Hamilton	05/26/2005	594	4
Hardee	05/25/2005	683	104
Hernando	05/27/2005	2032	1078
Highlands	05/25/2005	1856	568
Hillsborough	06/01/2005	15064	90
Jefferson	05/24/2005	565	810
Lafayette	05/27/2005	220	324
Lake	05/26/2005	2843	2013
Leon	05/27/2005	3297	1711
Levy	05/26/2005	948	157
Liberty	05/27/2005	154	54
Madison	05/27/2005	760	251
Manatee	05/27/2005	2024	1257
Marion	06/07/2005	4061	390
Orange	05/24/2005	7983	1610
Osceola	06/09/2005	2802	2269
Pasco	05/27/2005	6391	357
Pinellas	05/23/2005	14330	1811
Polk	05/31/2005	6225	332
Seminole	05/27/2005	5741	1576
Sumter	05/26/2005	1382	1
Suwannee	05/26/2005	1199	54
Taylor	05/27/2005	549	201
Volusia	06/03/2005	5567	2445
Wakulla	05/27/2005	595	778

* Gilchrist County utilizes an instrument number indexing system rather than a book/page indexing system.

FORTY-SIXTH SUPPLEMENTAL INDENTURE dated September 1, 2007

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	10/15/2007	3691	1036
Bay	10/15/2007	2984	1808
Brevard	10/19/2007	5819	7058
Citrus	10/16/2007	2167	1649
Columbia	10/15/2007	1133	1243
Dixie	10/18/2007	379	107
Flagler	10/16/2007	1620	800
Franklin	10/15/2007	950	1
Gadsden	10/17/2007	681	453
Gilchrist*	10/16/2007	Instrument Number 2007006	252
Gulf	10/18/2007	448	17
Hamilton	10/15/2007	652	1
Hardee*	10/17/2007	Instrument Number 20072500	9084
Hernando	10/15/2007	2499	1518
Highlands	10/16/2007	2103	1577
Hillsborough	10/17/2007	18191	597
Jefferson*	10/19/2007	Instrument Number 20073312	9980
Lafayette	10/16/2007	262	275
Lake	10/16/2007	3524	2021
Leon	10/16/2007	3778	1808
Levy	10/15/2007	1097	616
Liberty	10/15/2007	175	1
Madison	10/15/2007	881	284
Manatee	10/16/2007	2231	362
Marion	10/16/2007	4910	461
Orange	10/17/2007	9473	4445
Osceola	10/15/2007	3578	1571
Pasco	10/16/2007	7663	343
Pinellas	10/11/2007	16013	1452
Polk	10/16/2007	7455	1559
Seminole	11/20/2007	6871	27
Sumter	10/16/2007	1854	167
Suwannee	10/15/2007	1420	130
Taylor	10/15/2007	610	413
Volusia	10/16/2007	6141	278
Wakulla	10/15/2007	731	256

* Gilchrist, Hardee and Jefferson Counties utilize an instrument number indexing system rather than a book/page indexing system.

Surface Transportation Board filing: Document number 27455, recorded on April 7, 2008

FORTY-SEVENTH SUPPLEMENTAL INDENTURE dated December 1, 2007

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	1/11/2008	3729	1099
Bay	1/11/2008	3012	924
Brevard	1/16/2008	5838	4532
Citrus	1/11/2008	2187	112
Columbia	1/11/2008	1140	1338
Dixie	1/17/2008	383	1
Flagler	1/14/2008	1638	232
Franklin	1/11/2008	956	429
Gadsden	1/15/2008	686	1438
Gilchrist*	1/11/2008	Instrument number 2008000	227
Gulf	1/14/2008	452	419
Hamilton	1/11/2008	656	256
Hardee*	1/10/2008	Instrument number 200825000	197
Hernando	1/11/2008	2525	829
Highlands	1/10/2208	2119	119
Hillsborough	1/14/2008	18375	428
Jefferson*	1/11/2008	Instrument number 200833000	172
Lafayette	1/14/2008	265	337
Lake	1/11/2008	3567	2417
Leon	1/14/2008	3812	243
Levy	1/11/2008	1108	521
Liberty	1/14/2008	176	526
Madison	1/11/2008	891	71
Manatee	1/11/2008	2242	4715
Marion	1/14/2008	4964	518
Orange	2/18/2008	9602	277
Osceola	1/10/2008	3624	1400
Pasco	1/11/2008	7735	1309
Pinellas	1/15/2008	16119	240
Polk	1/14/2008	7530	1569
Seminole	1/14/2008	6907	866
Sumter	1/11/2008	1891	308
Suwannee	1/11/2008	1436	400
Taylor	1/11/2008	615	164
Volusia	1/14/2008	6179	2404
Wakulla	1/11/2008	741	22

* Gilchrest, Hardee and Jefferson Counties utilize an instrument number indexing system rather than a book/page indexing system.

Surface Transportation Board filing: Document number 27455-A, recorded on April 7, 2008

FORTY-EIGHTH SUPPLEMENTAL INDENTURE dated June 1, 2008

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	6/13/2008	3799	651
Bay	6/30/2008	3063	715
Brevard	7/02/2008	5874	3269
Citrus	6/13/2008	2223	1494
Columbia	6/30/2008	1153	1442
Dixie	7/01/2008	391	1
Flagler	7/01/2008	1669	378
Franklin	6/30/2008	968	373
Gadsden	6/30/2008	696	1067
Gilchrist*	7/03/2008	Instrument number 2008003591
Gulf	6/30/2008	461	1
Hamilton	6/30/2008	665	310
Hardee*	6/27/2008	Instrument number 200825005011
Hernando	6/13/2008	2570	1746
Highlands	6/13/2008	2145	308
Hillsborough	7/02/2008	18729	956
Jefferson*	6/30/2008	Instrument number 200833002125
Lafayette*	7/08/2008	Instrument number 200834001431
Lake	6/13/2008	3640	1530
Leon	6/30/2008	3875	1363
Levy	6/13/2008	1127	115
Liberty	7/07/2008	181	252
Madison	6/30/2008	912	285
Manatee	6/27/2008	2264	7699
Marion	6/13/2008	5051	1339
Orange	6/13/2008	9711	4102
Osceola	6/13/2008	3699	1687
Pasco	6/13/2008	7860	610
Pinellas	6/12/2008	16285	454
Polk	6/13/2008	7653	1238
Seminole	6/13/2008	7011	1530
Sumter	6/13/2008	1961	271
Suwannee	6/30/2008	1470	367
Taylor	6/30/2008	624	665
Volusia	6/13/2008	6243	719
Wakulla	6/30/2008	759	351

* Gilchrest, Hardee, Jefferson and Lafayette Counties utilize an instrument number indexing system rather than a book/page indexing system.

Surface Transportation Board filing: Document number 27455-B, recorded on August 6, 2008

FORTY-NINTH SUPPLEMENTAL INDENTURE dated March 1, 2010

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	4/08/2010	3947	1403
Bay	4/08/2010	3231	1321
Brevard	4/09/2010	6145	993
Citrus	4/08/2010	2348	2
Columbia	4/08/2010	1192	803
Dixie	4/15/2010	415	183
Flagler	4/12/2010	1763	1207
Franklin	4/09/2010	1009	1
Gadsden	4/08/2010	729	1001
Gilchrist*	4/08/2010	Instrument number 2010001440
Gulf	4/08/2010	489	612
Hamilton	4/08/2010	693	1
Hardee*	4/08/2010	Instrument number 201025002243
Hernando	4/08/2010	2732	1794
Highlands	4/08/2010	2233	1848
Hillsborough	4/13/2010	19814	55
Jefferson*	4/09/2010	Instrument number 201033004428
Lafayette*	4/08/2010	Instrument number 201034000540
Lake	4/09/2010	3892	1816
Leon	4/08/2010	4101	1507
Levy	4/08/2010	1195	600
Liberty	4/13/2010	192	87
Madison	4/09/2010	982	1
Manatee	4/08/2010	2334	6690
Marion	4/08/2010	5341	1488
Orange	4/08/2010	10026	4585
Osceola	4/09/2010	3970	977
Pasco	4/08/2010	8306	1585
Pinellas	4/05/2010	16876	1530
Polk	4/09/2010	8112	1962
Seminole	4/08/2010	7362	894
Sumter	4/08/2010	2179	82
Suwannee	4/08/2010	1583	68
Taylor	4/08/2010	652	229
Volusia	4/12/2010	6464	1
Wakulla	4/08/2010	822	403

* Gilchrest, Hardee, Jefferson and Lafayette Counties utilize an instrument number indexing system rather than a book/page indexing system

Surface Transportation Board filing: Document number 27455-C, recorded on May 10, 2010

FIFTIETH SUPPLEMENTAL INDENTURE dated August 1, 2011

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	8/31/2011	4053	799
Bay	9/1/2011	3348	586
Brevard	8/31/2011	6445	1639
Citrus	8/31/2011	2436	2060
Columbia	8/31/2011	1220	1330
Dixie	9/2/2011	432	556
Flagler	9/1/2011	1831	774
Franklin	8/31/2011	1044	226
Gadsden	8/31/2011	750	540
Gilchrist*	9/1/2011	2011003293
Gulf	9/1/2011	510	129
Hamilton	8/31/2011	713	137
Hardee*	8/31/2011	201125005174
Hernando	8/31/2011	2845	1193
Highlands	8/31/2011	2295	556
Hillsborough	9/1/2011	20685	273
Jefferson	8/31/2011	665	726
Lafayette[1]	9/1/2011	308	202
Lake	8/31/2011	4068	1117
Leon	8/31/2011	4281	1303
Levy	8/31/2011	1240	702
Liberty	8/31/2011	200	430
Madison	8/31/2011	1034	97
Manatee	8/31/2011	2390	3492
Marion	8/31/2011	5562	1643
Orange	9/1/2011	10262	4040
Osceola	9/1/2011	4171	717
Pasco	8/31/2011	8592	2940
Pinellas	8/26/2011	17339	1112
Polk	9/2/2011	8464	2230
Seminole	8/31/2011	7624	937
Sumter	9/1/2011	2352	294
Suwannee	8/31/2011	1659	109
Taylor	8/31/2011	672	907
Volusia	9/1/2011	6627	3772
Wakulla	8/31/2011	860	481

* Gilchrest and Hardee Counties utilize an instrument number indexing system rather than a book/page indexing system.2

Surface Transportation Board filing: Document number 27455-D, recorded on November 2, 2011

FIFTY-FIRST SUPPLEMENTAL INDENTURE dated November 1, 2012

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	11/30/12	4153	1273
Bay	11/30/12	3463	261
Brevard	11/30/12	6745	2069
Citrus	11/29/12	2518	72
Columbia	11/30/12	1245	1358
Dixie	12/03/12	448	114
Flagler	11/30/12	1907	297
Franklin	11/29/12	1080	1
Gadsden	11/30/12	768	295
Gilchrist*	11/29/12	Instrument number 201221002906	-
Gulf	11/30/12	529	204
Hamilton	11/29/12	730	51
Hardee*	11/29/12	Instrument number 201225007152	-
Hernando	11/30/12	2956	1478
Highlands	11/29/12	2354	1241
Hillsborough	12/05/12	21532	1003
Jefferson	11/30/12	682	238
Lafayette*	12/03/12	Instrument number 201234001771	-
Lake	12/03/12	4246	1972
Leon	11/29/12	4448	578
Levy	11/29/12	1276	813
Liberty	11/30/12	206	224
Madison	11/29/12	1074	177
Manatee	11/29/12	2447	1
Marion	11/29/12	5773	987
Orange	11/30/12	10481	516
Osceola	11/29/12	4357	2942
Pasco	11/29/12	8790	3145
Pinellas	11/27/12	17794	2670
Polk	12/03/12	8813	486
Seminole	12/04/12	7911	1091
Sumter	11/29/12	2529	1
Suwannee	11/29/12	1722	321
Taylor	11/29/12	691	195
Volusia	12/03/12	6789	738
Wakulla	11/29/12	894	743

* Gilchrest, Hardee and Lafayette Counties utilize an instrument number indexing system rather than a book/page indexing system.

Surface Transportation Board Recordation No. 27455-E recorded December 11, 2012

FIFTY-SECOND SUPPLEMENTAL INDENTURE dated August 1, 2015

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	8/5/2015	4370	377
Bay	8/7/2015	3722	1385
Brevard	8/5/2015	7424	1768
Citrus	8/5/2015	2705	978
Columbia	8/5/2015	1299	100
Dixie	8/6/2015	482	89
Flagler	8/6/2015	2079	230
Franklin	8/6/2015	Instrument No. 201519003844	--
Gadsden	8/6/2015	806	814
Gilchrist	8/5/2015	Instrument No. 201521003563	--
Gulf	8/10/2015	579	488
Hamilton	8/5/2015	770	347
Hardee	8/6/2015	Instrument No. 201525004582	--
Hernando	8/6/2015	3261	637
Highlands	8/6/2015	2489	426
Hillsborough	8/13/2015	23476	544
Jefferson	8/5/15	717	1
Lafayette	8/5/2015	347	422
Lake	8/11/2015	4663	2195
Leon	8/5/2015	4829	1630
Levy	8/6/2015	1362	672
Liberty	8/6/2015	Instrument No. 2015390006600
Madison	8/5/2015	1171	55
Manatee	8/6/2015	2581	2615
Marion	8/5/2015	6254	702
Orange	8/10/2015	10964	8322
Osceola	8/5/2015	4821	1436
Pasco	8/6/2015	9237	444
Pinellas	8/6/2015	18876	1882
Polk	8/5/2015	9595	1
Seminole	8/7/2015	8523	1724
Sumter	8/6/2015	2994	413
Suwannee	8/5/2015	1876	231
Taylor	8/5/2015	732	233
Volusia	8/5/2015	7148	401
Wakulla	8/5/2015	977	179

Surface Transportation Board Recordation No. 27455-G recorded August 30, 2016

FIFTY-THIRD SUPPLEMENTAL INDENTURE dated September 1, 2016

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	11/7/2016	4473	604
Bay	10/28/2016	3844	1975
Brevard	10/31/2016	7743	542
Citrus	10/31/2016	2790	2168
Columbia	10/28/2016	1324	1726
Dixie	11/2/2016	498	447
Flagler	10/31/2016	2166	130
Franklin	11/1/2016	1179	629
Gadsden	11/1/2016	824	856
Gilchrist	11/2/2016	Instrument No. 201621004806	--
Gulf	11/01/2016	605	187
Hamilton	11/1/2016	791	389
Hardee	11/01/2016	Instrument No. 201625006095	--
Hernando	11/2/2016	3410	796
Highlands	11/2/2016	2552	647
Hillsborough	11/7/2016	24510	250
Jefferson	11/2/2016	734	1
Lafayette	11/1/2016	362	1
Lake	11/3/2016	4858	1728
Leon	11/1/2016	4991	584
Levy	11/1/2016	1404	248
Liberty	11/2/2016	229	230
Madison	11/1/2016	1218	53
Manatee	11/1/2016	2645	5991
Marion	11/2/2016	6480	66
Orange	11/2/2016	Instrument No. 20160572846	--
Osceola	11/2/2016	5050	127
Pasco	11/2/2016	9451	1943
Pinellas	11/2/2016	19399	345
Polk	11/08/2016	9979	1442
Seminole	11/02/2016	8797	890
Sumter	11/7/2016	3176	483
Suwannee	11/1/2016	1952	368
Taylor	11/2/2016	752	840
Volusia	11/2/2016	7320	4532
Wakulla	11/1/2016	1015	712

Surface Transportation Board Recordation No. 27455-H recorded October 17, 2016

FIFTY-FOURTH SUPPLEMENTAL INDENTURE dated January 1, 2017

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	1/27/2017	4490	1961
Bay	1/27/2017	3869	486
Brevard	1/27/2017	7807	891
Citrus	1/27/2017	2807	1300
Columbia	1/27/2017	1329	2411
Dixie	2/1/2017	501	546
Flagler	1/30/2017	2183	1912
Franklin	1/27/2017	1184	469
Gadsden	1/27/2017	827	1553
Gilchrist	1/30/2017	Instrument No. 20172100414	-
Gulf	1/30/2017	610	328
Hamilton	1/27/2017	795	332
Hardee	1/30/2017	Instrument No. 201725000508	-
Hernando	2/6/2017	3437	1
Highlands	1/27/2017	2563	1562
Hillsborough	2/2/2017	24705	1672
Jefferson	1/27/2017	737	49
Lafayette	1/27/2017	364	414
Lake	3/9/2017	4913	1
Leon	1/27/2017	5021	845
Levy	1/27/2017	1411	833
Liberty	1/30/2017	231	1
Madison	1/27/2017	1227	52
Manatee	1/27/2017	2657	7802
Marion	1/27/2017	6523	171
Orange	2/1/2017	Instrument No. 20170059594	-
Osceola	1/30/2017	5093	1169
Pasco	1/30/2017	9489	896
Pinellas	1/24/2017	19494	2120
Polk	3/13/2017	10088	1627
Seminole	1/27/2017	8852	15
Sumter	3/15/2017	3230	150
Suwannee	1/27/2017	1967	1
Taylor	1/30/2017	757	1
Volusia	1/30/2017	7354	1624
Wakulla	1/30/2017	1024	68

Surface Transportation Board Recordation No. 27455-I recorded January 26, 2017.

FIFTY-FIFTH SUPPLEMENTAL INDENTURE dated June 1, 2018

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	7/10/2018	4613	124
Bay	7/11/2018	4026	67
Brevard	7/11/2018	8209	1780
Citrus	7/10/2018	2912	1944
Columbia	7/16/2018	1364	217
Dixie	7/10/2018	521	318
Flagler	7/10/2018	1788	83
Franklin	7/10/2018	1223	49
Gadsden	7/10/2018	849	1415
Gilchrist	7/12/2018	Instrument No. 201821003254	-
Gulf	7/11/2018	646	114
Hamilton	7/10/2018	820	1
Hardee	7/12/2018	Instrument No. 201825004326	-
Hernando	7/11/2018	3603	25
Highlands	7/17/2018	2645	574
Hillsborough	7/11/2018	25922	1323
Jefferson	7/11/2018	756	661
Lafayette	7/12/2018	383	1
Lake	7/10/2018	5138	1376
Leon	7/10/2018	5214	1478
Levy	7/10/2018	1462	69
Liberty	7/10/2018	240	133
Madison	7/10/2018	1280	1
Manatee	7/10/2018	2737	3321
Marion	7/13/2018	6796	1459
Orange	7/12/2018	Instrument No. 20180414627	-
Osceola	7/12/2018	5366	1053
Pasco	7/05/2018	9755	1975
Pinellas	7/10/2018	20115	996
Polk	7/10/2018	10544	49
Seminole	7/13/2018	9170	30
Sumter	7/10/2018	3438	514
Suwannee	7/11/2018	2060	366
Taylor	7/11/2018	782	504
Volusia	7/10/2018	7570	1755
Wakulla	7/10/2018	1079	294

Surface Transportation Board Recordation No. 27455-J recorded July 11, 2018.

FIFTY-SIXTH SUPPLEMENTAL INDENTURE dated November 1, 2019

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/27/2019	4743	508
Bay	12/27/2019	4205	1713
Brevard	12/30/2019	8625	1547
Citrus	12/27/2019	3027	2031
Columbia	01/07/2020	1402	1904
Dixie	01/17/2020	542	251
Flagler	12/27/2019	2408	1544
Franklin	12/27/2019	1256	136
Gadsden	12/27/2019	871	1240
Gilchrist	12/27/2019	-	-
Gulf	01/07/2020	682	246
Hamilton	12/27/2019	844	321
Hardee	12/27/2019	-	-
Hernando	01/09/2020	3793	1465
Highlands	12/27/2019	2730	574
Hillsborough	01/03/2020	27231	1609
Jefferson	12/30/2019	777	756
Lafayette	12/30/2019	400	339
Lake	12/31/2019	5398	1388
Leon	12/27/2019	5397	180
Levy	12/27/2019	1519	194
Liberty	12/23/2019	249	31
Madison	12/27/2019	1338	38
Manatee	12/27/2019	2819	7551
Marion	12/30/2019	7105	1054
Orange	01/09/2020	-	-
Osceola	12/30/2019	5648	2707
Pasco	01/07/2020	10034	71
Pinellas	12/19/2019	20815	1022
Polk	12/30/2019	11089	1062
Seminole	12/27/2019	9507	1506
Sumter	01/07/2020	3683	663
Suwannee	12/27/2019	2160	255
Taylor	12/27/2019	808	178
Volusia	12/27/2019	7793	1844
Wakulla	12/27/2019	1135	570

Surface Transportation Board Recordation No. 27455-K recorded December 20, 2019.

FIFTY-SEVENTH SUPPLEMENTAL INDENTURE dated June 1, 2020

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	08/18/2020	4804	778
Bay	08/18/2020	4288	520
Brevard	08/18/2020	8827	2902
Citrus	08/19/2020	3084	99
Columbia	08/19/2020	1417	1527
Dixie	08/19/2020	551	6
Flagler	08/18/2020	2468	1634
Franklin	08/18/2020	1273	430
Gadsden	08/18/2020	881	1708
Gilchrist	08/19/2020	-	-
Gulf	08/19/2020	700	607
Hamilton	08/19/2020	855	159
Hardee	08/18/2020	-	-
Hernando	08/18/2020	3876	1647
Highlands	08/19/2020	2768	882
Hillsborough	08/26/2020	-	-
Jefferson	08/19/2020	787	760
Lafayette	08/19/2020	408	262
Lake	08/19/2020	5526	1848
Leon	08/18/2020	5478	259
Levy	08/18/2020	1546	785
Liberty	08/18/2020	253	16
Madison	08/18/2020	1364	97
Manatee	08/18/2020	-	-
Marion	08/18/2020	7250	815
Orange	08/19/2020	-	-
Osceola	08/18/2020	5776	2301
Pasco	08/19/2020	10160	1365
Pinellas	07/01/2020	21061	752
Polk	08/19/2020	11340	2114
Seminole	08/18/2020	9681	1034
Sumter	08/28/2020	3814	393
Suwannee	08/18/2020	2205	172
Taylor	08/18/2020	818	843
Volusia	08/18/2020	7896	4158
Wakulla	08/18/2020	1165	1

Surface Transportation Board Recordation No.  27455-L recorded August 7, 2020.

FIFTY-EIGHTH SUPPLEMENTAL INDENTURE dated November 1, 2021

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	2/22/2022	4979	2009
Bay	2/21/2022	4526	1483
Brevard	2/18/2022	9419	2578
Citrus	2/22/2022	3255	2244
Columbia	2/22/2022	1460	175
Dixie	2/21/2022	581	58
Flagler	2/23/2022	2661	129
Franklin	2/21/2022	1327	52
Gadsden	2/22/2022	911	767
Gilchrist	2/22/2022	-	-
Gulf	2/23/2022	757	1
Hamilton	2/22/2022	887	1
Hardee	2/21/2022	-	-
Hernando	2/24/2022	4131	1798
Highlands	2/18/2022	2885	1402
Hillsborough	3/2/2022	-	-
Jefferson	2/24/2022	818	66
Lafayette	2/22/2022	429	85
Lake	2/23/2022	5902	162
Leon	2/24/2022	5703	1541
Levy	2/23/2022	1627	176
Liberty	2/21/2022	268	316
Madison	2/23/2022	1441	218
Manatee	2/18/2022	-	-
Marion	2/24/2022	7707	1338
Orange	2/24/2022	-	-
Osceola	2/21/2022	6155	234
Pasco	2/24/2022	10558	3530
Pinellas	1/27/2022	21908	2067
Polk	2/21/2022	12126	405
Seminole	2/23/2022	10176	1611
Sumter	3/3/2022	4213	705
Suwannee	2/22/2022	2336	185
Taylor	2/23/2022	852	540
Volusia	2/22/2022	8207	2492
Wakulla	2/22/2022	1252	310

Surface Transportation Board Recordation No.  27455-M recorded March 21, 2022.

FIFTY-NINTH SUPPLEMENTAL INDENTURE dated November 1, 2022

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	12/21/2022	5059	1465
Bay	12/19/2022	4641	1028
Brevard	12/20/2022	9681	2647
Citrus	12/20/2022	3343	685
Columbia	12/19/2022	1481	1246
Dixie	12/20/2022	599	464
Flagler	12/22/2022	2745	1668
Franklin	12/20/2022	1352	689
Gadsden	12/19/2022	927	866
Gilchrist	12/19/2022	-	-
Gulf	12/19/2022	785	465
Hamilton	12/19/2022	905	398
Hardee	12/19/2022	-	-
Hernando	12/28/2022	4253	218
Highlands	12/20/2022	2947	1758
Hillsborough	12/21/2022	-	-
Jefferson	12/19/2022	831	1
Lafayette	12/19/2022	442	83
Lake	12/20/2022	6068	2235
Leon	12/19/2022	5802	1135
Levy	12/19/2022	1669	235
Liberty	12/20/2022	277	42
Madison	12/19/2022	1480	191
Manatee	12/19/2022	-	-
Marion	12/20/2022	7945	896
Orange	12/21/2022	-	-
Osceola	12/22/2022	6334	724
Pasco	12/20/2022	10740	335
Pinellas	12/16/2022	22294	2587
Polk	12/20/2022	12524	1519
Seminole	12/20/2022	10363	1407
Sumter	1/4/2023	4396	628
Suwannee	12/19/2022	2407	28
Taylor	12/20/2022	870	266
Volusia	12/19/2022	8347	2295
Wakulla	12/19/2022	1294	641

Surface Transportation Board Recordation No. 27455-N recorded December 29, 2022

SIXTIETH SUPPLEMENTAL INDENTURE dated September 1, 2023

STATE OF FLORIDA

County	Date of Recordation	Book	Page
Alachua	10/24/2023	5128	2408
Bay	10/24/2023	4743	1
Brevard	10/23/2023	9915	813
Citrus	10/25/2023	3420	119
Columbia	10/23/2023	1501	1026
Dixie	10/24/2023	615	552
Flagler	10/25/2023	2822	1053
Franklin	10/20/2023	1377	86
Gadsden	10/20/2023	941	366
Gilchrist	10/23/2023	-	-
Gulf	10/23/2023	810	635
Hamilton	10/23/2023	922	255
Hardee	10/23/2023	-	-
Hernando	10/23/2023	4356	1589
Highlands	10/23/2023	3006	11
Hillsborough	11/2/2023	-	-
Jefferson	10/26/2023	844	314
Lafayette	10/23/2023	453	80
Lake	10/20/2023	6230	302
Leon	10/20/2023	5895	462
Levy	10/24/2023	1709	761
Liberty	10/24/2023	286	429
Madison	10/20/2023	1519	1
Manatee	10/23/2023	-	-
Marion	10/24/2023	8175	756
Orange	10/19/2023	-	-
Osceola	10/18/2023	6491	2231
Pasco	10/23/2023	10905	2915
Pinellas	11/2/2023	22612	2358
Polk	10/18/2023	12879	1213
Seminole	10/18/2023	10524	1180
Sumter	10/19/2023	4546	001
Suwannee	10/18/2023	2473	270
Taylor	10/19/2023	886	768
Volusia	10/25/2023	8476	2497
Wakulla	10/19/2023	1333	581

Surface Transportation Board Recordation No. 27455-O recorded October 30, 2023.

SIXTy-first Supplemental INDENTURE dated November 1, 2023

State of Florida

County	Date of Recordation	Book	Page
Alachua	12/12/2023	5137	844
Bay	12/11/2023	4756	783
Brevard	12/11/2023	9950	805
Citrus	12/11/2023	3430	1811
Columbia	12/11/2023	1504	772
Dixie	12/11/2023	618	301
Flagler	12/12/2023	2832	1542
Franklin	12/11/2023	1381	25
Gadsden	12/11/2023	943	629
Gilchrist	12/11/2023	-	-
Gulf	12/12/2023	814	395
Hamilton	12/11/2023	925	168
Hardee	12/11/2023	-	-
Hernando	12/14/2023	4373	1866
Highlands	12/13/2023	3015	853
Hillsborough	12/13/2023	-	-
Jefferson	12/13/2023	846	351
Lafayette	12/11/2023	454	319
Lake	12/12/2023	6255	1865-1956
Leon	12/11/2023	5908	1522
Levy	12/11/2023	1715	716
Liberty	12/13/2023	287	507
Madison	12/11/2023	1526	83
Manatee	12/11/2023	-	-
Marion	12/12/2023	8208	1861-1952
Orange	12/13/2023	-	-
Osceola	12/12/2023	6517	2465-2556
Pasco	12/14/2023	10931	1410
Pinellas	12/11/2023	22647	684-775
Polk	12/13/2023	12938	2204-2295
Seminole	12/11/2023	10550	787-878
Sumter	12/12/2023	4571	714
Suwannee	12/11/2023	2485	1
Taylor	12/12/2023	889	329
Volusia	12/11/2023	8494	109
Wakulla	12/11/2023	1340	1-92

Surface Transportation Board Recordation No. 27455-P recorded December 27, 2023.